STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is entered into on December 22, 1999 and among CAYENTA.COM, INC., a Delaware corporation (the "Purchaser"), SFG TECHNOLOGIES, INC., a corporation organized and existing under the laws of Canada ("SFG"), the parties listed on the signature page attached hereto under "Common Selling Shareholders," and the parties listed on the signature page hereto under "Option Holders" (respectively, the "Common Selling Shareholders" and the "Option Holders" and together, the "Selling Securityholders"), and Derek Douglas (the "Agent"). Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

         A. The Common Selling Shareholders collectively are the registered and beneficial owners of 30,156,964.84 shares of the common stock of SFG (the "Common Shares"), and the Preferred Shareholders are collectively the registered and beneficial owners of 341,319 shares of the preferred stock of SFG (the "Preferred Shares") (the Common Shares and the Preferred Shares are hereinafter collectively referred to as the "Shares"). Other that the BEA Shares and the Residual Shares, the Shares constitute all of the issued and outstanding capital stock of SFG .

         B. The Option Holders collectively are the registered and beneficial owners of options to purchase 2500 shares of the common stock of SFG (the "Options"). The Options constitute all of the outstanding subscriptions, calls, options, warrants or other rights, whether or not currently convertible, exchangeable, exercisable or otherwise, to acquire any shares of the capital stock or other securities of SFG. The Shares and the Options are hereinafter collectively referred to as the "Securities."

         C. Bruce Stephen Elliott and Anne Janette Elliott (collectively, the "Elliotts", and, for greater certainty, the Elliotts are also Selling Securityholders for the purposes of this Agreement with respect to the Common Shares personally owned by them) are the registered and beneficial owners of all of the issued and outstanding shares (the "Elliott Shares") of Bruce Elliott & Associates Inc. ("BEA"). BEA owns 20,000 Class B Common Shares of SFG (the "BEA Shares").

         D. The Selling Securityholders (except BEA) wish to sell the Securities (other than the BEA Shares) to the Purchaser on the terms set forth in this Agreement. The Elliotts wish to sell the Elliott Shares to the Purchaser on the terms set forth in this Agreement.

                                    AGREEMENT

         The Purchaser, SFG the Selling Securityholders and the Elliotts intending to be legally bound, agree as follows:

     1. SALE AND PURCHASE OF SECURITIES; RELATED TRANSACTIONS

     1.1 Sale and Purchase of Securities. At the Closing, the Selling Securityholders shall sell, assign, transfer and deliver the Securities to the Purchaser, and the Purchaser shall purchase the Securities from the Selling Securityholders, on the terms and subject to the conditions set forth in this Agreement. At the Closing, the Elliotts shall sell, assign, transfer and deliver the Elliott Shares to the Purchaser, and the Purchaser shall purchase the Elliott Shares from the Elliotts, on the terms and subject to the conditions set forth in this Agreement.

     1.2 Purchase Price.

     (a) Subject to the terms of this Agreement, the aggregate purchase price for the Securities and the Elliott Shares shall be the sum of US$15,731,962 (the "Purchase Price"), payable subject to the following adjustments:

         (i) the Purchase Price shall be reduced by an amount equal to the principal amount of the Outstanding Long Term Debt (defined below) and the aggregate retraction price of the Class C Preferred shares and the aggregate redemption price of the Class F Preferred Shares (collectively, the "Preferred Stock") to be repaid, retracted or redeemed, as the case may be, pursuant to
Section 1.4;

         (ii) if the Closing Net Working Capital is less than zero (a "Deficit"), then the Purchase Price shall be further reduced by an amount equal to the Deficit;

         (iii) if the Purchase Price is reduced pursuant to Section 1.2(a)(ii) and the Closing Net Working Capital is less than the Estimated Closing Net Working Capital, then the Purchase Price shall be further reduced by the amount by which Closing Net Working Capital is less than the Estimated Closing Net Working Capital;

         (iv) if the Purchase Price is reduced pursuant to Section 1.2(a)(ii) and the Closing Net Working Capital is greater than the Estimated Closing Net Working Capital, then the Purchase Price shall be increased by the lesser of:

             (1) the amount by which the Closing Net Working Capital exceeds the Estimated Closing Net Working Capital, and

             (2) the amount by which the Purchase Price was reduced  pursuant to
Section 1.2(a)(ii);

         (v) if the Purchase Price is not reduced pursuant to Section 1.2(a)(ii) and the Closing Net Working Capital is less than zero (a "Final Deficit"), then the Purchase Price shall be reduced by the Final Deficit; and

         (vi) if an amount is received from the Canadian Customs and Revenue Agency by the Company by way of credit or cash payment as a result of investment tax credit claims which the Company has made under subsection 127(5) of the Income Tax Act (Canada) for taxation years ending on or before the Closing or credited or paid as related interest, then the Purchase Price shall be increased by the amount so received.

     (b) For the purposes of the calculation of the adjustments to the Purchase Price, "Outstanding Long Term Debt" shall mean that long-term debt outstanding at the Closing as detailed in Part 1.4 of the Disclosure Schedule. The current portions of such debt and accrued interest thereon and all deferred revenue will be excluded from Outstanding Long Term Debt for the purposes of the calculation of adjustments to the Purchase Price.

     (c) Closing Net Working Capital will be the consolidated current assets less the consolidated current liabilities determined in accordance with GAAP measured as at November 30, 1999 with the following modifications:

         (i) current assets will exclude the full amount receivable in respect of any investment tax credits referred to above in Section 1.2(a)(vi);

         (ii) current assets will be increased by the aggregate amounts received or receivable by SFG from holders of options who have exercised their option after November 30, 1999 but prior to Closing;

         (iii) current liabilities will exclude one-half of the current portion of deferred revenue;

         (iv) current assets will be reduced by the amount of US$120,000, representing the portion of the Purchase Price relating to the pre-funding of professional fees and expenses owed by SFG on Closing (provided however, that the Estimated Closing Net Working Capital will not be calculated with this adjustment);

         (v) for greater certainty, current liabilities will include the current portions of long-term debt and accrued interest thereon; and

         (vi) for the purposes of the adjustments contemplated in this Section 1.2, all Canadian dollars shall be converted into United States dollars at a rate of $US 0.67581266 for each Canadian dollar.

     (d) If there is an increase in the Purchase Price in respect of any investment tax credits referred to above in Section 1.2(a)(vi), the Purchaser shall cause SFG to pay the amount of the increase to the Agent for distribution to the Selling Securityholders on a Pro Rata basis within the later of the date that is 10 days after receipt thereof and the date that the Toronto-Dominion Bank has unconditionally released its security interest in such investment tax credits granted pursuant to the Assignment of SR & ED Tax Credits, Refunds and Payment between SFG and The Toronto-Dominion Bank dated April 30, 1998 .

     (e) The Purchaser shall allocate the Purchase Price among the Securities and the Elliott Shares as set out in Part 1.4 of the Disclosure Schedule. The Selling Securityholders, the Elliotts and the Purchaser agree that the values so attributed to the Securities and the Elliott Shares are the respective fair market values thereof, and each party shall file in mutually agreeable form all returns and elections required or desirable under the Income Tax Act (Canada) in a manner consistent with the foregoing allocations. For greater certainty, the Elliotts and the Purchaser agree that the portion of the Purchase Price attributable to the Elliott Shares is determined as if each Elliott directly owns such number of BEA Shares which is equal to his or her proportionate interest in BEA on the Closing Date.

     (f) In the case of each US Seller, the Purchaser shall withhold, and hold in escrow, from that portion of the Purchase Price payable to such US Seller (the "US Seller Payment") an amount equal to 33 1/3% of the US Seller Payment (the "Tax Amount") pursuant to subsection 116(5) of the Income Tax Act (Canada). The aggregate of all such Tax Amounts (the "Tax Escrow Amount") shall be delivered to the Escrow Agent to be held in accordance with the Tax Escrow Agreement.

     1.3 Closing Net Working Capital Adjustment Procedures.

     (a) At least one business day prior to the Closing Date, SFG shall cause to be prepared and delivered to Purchaser a schedule setting forth, in reasonable detail, SFG's good faith estimate of the Closing Net Working Capital (and for greater certainty, without the reduction in current assets referred to in
Section 1.2(c)(iv)) (the "Estimated Closing Net Working Capital") along with a copy of the computations used in connection with such determination of the Estimated Closing Net Working Capital. If the Estimated Closing Net Working Capital is negative (less than zero) (the "Base Closing Net Working Capital"), the Purchase Price shall be reduced dollar-for-dollar as described in Section 1.2(a)(ii).

     (b) As promptly as practicable, but in no event later than 60 days, after the Closing Date, Purchaser shall prepare and deliver to Agent a schedule ("Purchaser's Closing Schedule") setting forth in reasonable detail Purchaser's calculation of Closing Net Working Capital. Purchaser's Closing Schedule shall also set forth, and explain, in reasonable detail, any differences between Purchaser's calculation of Closing Net Working Capital and the Estimated Closing Net Working Capital. Any computations and workpapers used in the preparation of Purchaser's Closing Schedule shall also be provided to Agent at such time. If Purchaser employs a firm of independent accountants in connection with the preparation of Purchaser's Closing Schedule, Purchaser shall cause such independent accountants to deliver to Agent any computations and workpapers used in the preparation of Purchaser's Closing Schedule. In addition, Purchaser shall make available to Agent the appropriate personnel involved in the preparation of Purchaser's Closing Schedule.

     (c) Agent will notify Purchaser in writing ("Agent's Dispute Notice") within 30 days after receiving Purchaser's Closing Schedule if Agent disagrees with Purchaser's calculation of the Closing Net Working Capital as set forth in Purchaser's Closing Schedule, which notice shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and Agent's calculation of the Closing Net Working Capital. Purchaser will give Agent and its representatives reasonable access during the normal business hours of Purchaser and SFG to the personnel, books and records of SFG to assist Agent in the preparation of Agent's Dispute Notice. If no Agent's Dispute Notice is received by Purchaser within such 30-day period, Purchaser's calculation of the Closing Net Working Capital as set forth in Purchaser's Closing Schedule shall be final and binding upon the parties hereto.

     (d) Upon receipt by Purchaser of Agent's Dispute Notice, Agent and Purchaser shall negotiate in good faith to resolve any disagreement with respect to Closing Net Working Capital set forth in Agent's Dispute Notice. To the extent Purchaser and Agent are unable to agree with respect to Closing Net Working Capital within 30 days after receipt by Purchaser of Agent's Dispute Notice, Purchaser and Agent shall promptly (but in any event within 10 days after expiration of such 30 day period) select and retain a mutually acceptable internationally recognized accounting firm with offices in Vancouver, British Columbia, Canada, with no material relationship to Purchaser or Agent and submit their dispute to such accounting firm for a binding resolution. Such accounting firm shall be instructed to prepare a written statement of such accounting firm's determination of the Closing Net Working Capital, and to deliver copies thereof to Purchaser, Agent and the Escrow Agent, within 30 days of retention of such accounting firm pursuant to this Section 1.3(d). The fees and expenses of such accounting firm shall be paid one-half by Agent, on behalf of the Selling Securityholders, and one-half by Purchaser. Closing Net Working Capital as agreed upon by Agent and Purchaser, as deemed agreed upon pursuant to the last sentence of Section 1.3(c) or as determined by such accounting firm, in accordance herewith, shall be termed the "Final Closing Net Working Capital." If the Estimated Closing Net Working Capital exceeds the Final Closing Net Working Capital, the amount of such excess shall be paid to Purchaser out of the First Escrow Amount and any remaining First Escrow Amount shall be paid to Agent, all in accordance with the Escrow Agreement.

     1.4 Closing and Closing Actions.

     (a) The closing of the sale of the Securities and the Elliott Shares to the Purchaser (the "Closing") shall take place at the offices of the Purchaser at 8:00 a.m. (Vancouver time) on December 22, 1999 (or at such other place or time as the Purchaser and the Agent may jointly designate). For purposes of this
Agreement: "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.4(a); and "Closing Date" shall mean to the time and date as of which the Closing actually takes place.

     (b) At the Closing, the Purchaser shall pay to the Selling Securityholders and to the Elliotts (unless otherwise directed in writing), in the amounts set out in Part 1.4 of the Disclosure Schedule, an amount equal to US$15,731,962 less the aggregate of:

         (i)   the adjustments provided in Sections 1.2(a)(i) and 1.2(a)(ii);

         (ii)  the First Escrow Amount (as defined below);

         (iii) the Second Escrow Amount (as defined below);

         (iv)  the BEA Escrow Amount (as defined below); and

         (v)   the Tax Escrow Amount.

     (c) At the Closing:

         (i) the Purchaser shall pay to SFG the amount of $1,217,746.84 which shall be used to fund the aggregate retraction price of the Class C Preferred Shares owned by some of the Common Selling Shareholders as more particularly described in Part 1.4 of the Disclosure Schedule, which amount shall be paid by SFG to such holders of the Class C Preferred Shares only upon surrender by such holders of the original share certificates representing the Class C Preferred Shares;

         (ii) the Purchaser shall pay to SFG the amount of $218,490.23 which shall be used to fund the aggregate retraction price of the Class F Preferred Shares owned by Her Majesty the Queen in right of the Province of British Columbia as more particularly described in Part 1.4 of the Disclosure Schedule, which amount shall be paid by SFG to such holder of the Class F Preferred Shares only upon surrender by such holder of the original share certificates representing the Class F Preferred Shares;

         (iii) the Purchaser shall pay to SFG the amount of $1,656,390.25 which shall be used to fund the repayment of the principal amount of the Outstanding Long-Term Debt and accrued interest thereon as more particularly described in
Part 1.4 of the Disclosure Schedule, which amount shall be paid by SFG to the holders of the Outstanding Long-Term Debt only upon receipt of such releases and discharges as the Purchaser reasonably considers satisfactory;

         (iv) from amounts received pursuant to Section 1.4(b), $270,000 shall be used to fund the payment of SFG's transaction costs incurred up to the Closing Date in connection with the Transaction (including, without limitation, all legal, accounting and financial advisors costs and expenses);

         (v) Each of the Common Selling Shareholders shall deliver to the Purchaser the stock certificates representing the Common Shares owned by them, duly endorsed (or accompanied by duly executed stock powers);

         (vi) Each of the Option Holders shall execute and deliver to the Purchaser an Option Termination Agreement in the form of Exhibit B ("Option Termination Agreements");

         (vii)  The  Elliotts   shall   deliver  to  the   Purchaser  the  stock
certificates representing the Elliott Shares, duly endorsed (or accompanied by duly executed stock powers);

         (viii) Each of Bruce Elliott and Simon Drake shall execute and deliver to the Purchaser and SFG a Noncompetition Agreement substantially in the form of Exhibit C1, and Susan Hanney shall execute and deliver to the Purchaser and SFG a Noncompetition Agreement substantially in the form of Exhibit C2;

         (ix) The Purchaser shall deliver the Tax Escrow Amount to the Escrow Agent to be held in accordance with the Tax Escrow Agreement;

         (x) The Purchaser, the Selling Securityholders, the Agent and the Escrow Agent shall execute and deliver the Escrow Agreement;

         (xi) The Purchaser shall deliver US$500,000 of the Purchase Price (the "First Escrow Amount") to the Escrow Agent to be held in accordance with the Escrow Agreement and Section 1.3;

         (xii) The Purchaser shall deliver US$1,500,000 of the Purchase Price (the "Second Escrow Amount") to the Escrow Agent to be held in accordance with the Escrow Agreement and this Agreement;

         (xiii) The Purchaser shall deliver US$43,513.03 of the Purchase Price (the "BEA Escrow Amount") to the Escrow Agent to be held in accordance with the BEA Escrow Agreement;

         (xiv) The Purchaser shall have received from SFG's and certain of the Selling Securityholders' respective counsel an opinion or opinions of such counsel in a form satisfactory to Purchaser;

         (xv) The Purchaser and SFG shall have received from each Selling Securityholder a Securityholder Release in the form of Exhibit E;

         (xvi) SFG shall execute and deliver to the Purchaser a certificate (the "Closing Certificate") setting forth SFG's representations and warranties that
(A) each of the representations and warranties made by SFG in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by SFG in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that SFG are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Sections 8.4(a), 8.4(b), 8.5,
8.7 and 8.8 has been satisfied in all respects; and

         (xvii)  The  directors  of  the  Companies   shall  resign  from  their
respective positions as directors of the Companies, and Susan Hanney shall resign in her capacity as corporate secretary of the Companies.

     1.5 Tax Matters. For US federal income tax purposes, the parties intend the sale of the Securities to be treated as a taxable transaction. All parties understand that with respect to the sale of the Securities, the Purchaser currently intends to file an election under Section 338 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Section 338 Election"), and all parties agree to cooperate in connection with such election. The Purchaser shall have sole responsibility for allocating consideration among SFG's assets following such election, and the parties agree that they shall adhere to such allocation for the purpose of all tax returns filed by them subsequent to the Closing Date, including the determination of taxable gain or loss and the tax basis of assets, for the purpose of all financial statements, and in all other circumstances.

     2. REPRESENTATIONS AND WARRANTIES OF SFG

     Except as set forth in the disclosure schedules attached hereto (each a "Schedule," and collectively, the "Disclosure Schedules") with respect to the specific sections of this Article 2, or as disclosed in another section of the Disclosure Schedules if it is reasonably apparent on the face of the disclosure that it is applicable to another section of this Article 2, as of the date of this Agreement and as of the Closing, SFG represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1 Due Organization; No Subsidiaries; Etc.

     (a) Each of the Companies is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all necessary power and authority:

         (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is currently proposed to be conducted;

         (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are currently proposed to be owned and used; and

         (iii) to perform its obligations under all SFG Contracts.

     (b) Except as disclosed in Part 2.1 of the Disclosure Schedule, none of the Companies has ever conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "SFG Technologies Inc."

     (c) None of the Companies has ever been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule. Each Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

     (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of each Company's board of directors, (ii) the names of the members of each committee of each Company's board of directors, and (iii) the names and titles of each Company's officers.

     (e) Neither SFG nor any of its shareholders has ever approved, or commenced
any  proceeding  or  made  any  election   contemplating,   the  dissolution  or
liquidation of SFG or the winding up or cessation of SFG's business or affairs.

     (f) Except as identified in Part 2.1 of the Disclosure Schedule (which sets forth the name, address and principal business of each Subsidiary): (i) SFG has no direct or indirect subsidiaries, and SFG has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity; and (ii) SFG has not agreed and is not obligated to make any future investment in or capital contribution to any other Entity. Except as identified in Part 2.1 of the Disclosure Schedule, SFG owns all of the equity or other interests in and to each Subsidiary. Nissi Technologies (U.S.A.) Inc. ("Nissi") is an inactive corporation that does not carry on business or any other activities. Nissi has no Liabilities whatsoever, including without limitation, any Liabilities which may in any way expose any of the Companies to Liability.

     (g) SFG is a "private issuer" within the meaning of the Securities Act (British Columbia).

     (h) All eligible security transfer Taxes or similar Taxes payable in connection with the transfer of any securities of the Companies have been duly paid.

     (i) Except as identified in Part 2.1 of the Disclosure Schedule, there are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the Companies.

     (j) Part 2.1 of the Disclosure Schedule lists each jurisdiction in which operations of the Companies are carried on and briefly describes the nature of such operations and each jurisdiction in which tangible assets owned or used by the Companies are located.

     1.7 Certificate of Incorporation and Bylaws; Records.

     (a) SFG has delivered to the Purchaser accurate and complete copies of:

         (i) the certificate of incorporation and bylaws or other charter documents of each Company, including all amendments thereto;

         (ii) the stock records of each of the Companies; and

         (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of each of the Companies, the board of directors of each of the Companies and all committees of the board of directors of each of the Companies. There have been no meetings or other actions or proceedings of the shareholders of any of the Companies, the board of directors of any of the Companies or any committee of the board of directors of any of the Companies that are not fully reflected in such minutes or other records.

     (b) There has not been any violation of any of the provisions of SFG's certificate of incorporation or bylaws or of any resolution adopted by SFG's shareholders, SFG's board of directors or any committee of SFG's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

     (c) The books of account, stock records, minute books and other records of each of the Companies are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Companies are in the actual possession and direct control of SFG. SFG has in place, and each of the Companies has at all times had in place, an adequate and appropriate system of internal controls which is at least as comprehensive and effective as the systems of internal controls customarily maintained by Comparable Entities.

     2.3 Capitalization, Etc.

     (a) On the Closing Date, the authorized capital stock of SFG will consist of:

         (i) an unlimited number of Class A Common shares, of which 6,941,054.84 shares are issued and outstanding;

         (ii) an unlimited number of Class B Common shares, of which 23,218,410 shares are issued and outstanding;

         (iii) an unlimited number of Class X Common shares, of which no shares are issued and outstanding;

         (iv) an unlimited number of Class A Preferred shares, of which no shares are issued and outstanding;

         (v) an unlimited number of Class B Preferred shares, of which no shares are issued and outstanding;

         (vi) an unlimited number of Class C Preferred shares, of which 18,019 have been issued and are outstanding, all of which are to be redeemed by SFG on Closing; and

         (vii) an unlimited number of Class F Preferred shares, of which 323,300 are issued and outstanding, all of which are to be redeemed by SFG on Closing.

         (viii) All of such Securities are registered in the names of the Selling Securityholders in the amounts indicated on Part 3.3 of the Disclosure Schedule.

     (b) All of the Securities (i) have been duly authorized and validly issued,
(ii) were issued in compliance with any applicable preemptive or similar rights,
(iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements and in compliance with all applicable SFG Contracts, and (iv) have been issued in compliance with the articles of the articles of incorporation, by-laws or other constating documents of SFG or the terms of any shareholders' agreement or any other agreement to which SFG is a party or by which it is bound. The Selling Shareholders have delivered to the Purchaser accurate and complete copies of the stock certificates evidencing the Shares and the Option Holders have delivered to the Purchaser fully executed and complete copies of the option agreements evidencing the Options.

     (c) All of the Shares are fully paid and non-assessable.

     (d) Except as set forth in Part 2.3 of the Disclosure Schedules, there is no:

         (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any Company;

         (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Company;

         (iii) Contract under which any Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

         (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any Company.

     (e) Except as set forth in Part 2.3 of the Disclosure Schedule, SFG has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by SFG were reacquired in full compliance with all applicable Legal Requirements.

     (f) The  information  in Recital A is correct and accurate in all respects.
Part 2.3 of the Disclosure Schedule lists the name and state or province of residence of each holder of Securities provided to the Company by such holder.

     (g) Except as disclosed in Part 2.3 of the Disclosure Schedule, there are no pre-emptive rights or agreements, arrangements or understandings to issue pre-emptive rights with respect to the issuance or sale of Securities created by statute, the articles of incorporation or by-laws of the Company, or any agreement or other arrangement to which the Company is a party or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any liability by issuing Securities.

     (h) Part 2.3 of the Disclosure Schedule sets forth the holder of each Option, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period, the maximum term, and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated).

     (i) All of the Options were issued in compliance with all applicable federal, provincial and foreign securities laws. None of the Options will vest on an accelerated basis in connection with the acquisition contemplated herein or any subsequent termination of the holder's employment or service.

     2.4 Financial Statements.

     (a) SFG has delivered to the Purchaser the following financial statements and notes (collectively, the "SFG Financial Statements"):

         (i) the audited consolidated balance sheet of SFG and the Subsidiaries as of December 31, 1998, and the related audited consolidated statements of operations, changes in shareholders' equity and cash flows of SFG for the year then ended, together with the notes thereto and the unqualified report of KPMG Peat Marwick LLP relating thereto; and

         (ii) the unaudited balance sheet of SFG as of November 30, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited statements of operations, for the nine months then ended is attached hereto in Part 2.4 of the Disclosure Schedule.

     (b) All of the SFG Financial Statements are accurate and complete in all respects. The financial statements and notes referred to in Section 2.4(a)(i) present fairly the consolidated financial position of SFG and the Subsidiaries as of December 31, 1998 and the consolidated results of operations, changes in shareholders' equity and cash flows of SFG and the Subsidiaries for the year then ended. The financial statements and notes referred to in Sections 2.4(a)(i) and 2.4(a)(ii) present fairly the financial position of SFG as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of SFG for the periods covered thereby. The SFG Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with the financial statements of previous years. Except for variances in SFG's Ordinary Course of Business, there has been no material adverse change in financial position of the Companies on a consolidated basis from that shown by or reflected in the Unaudited Interim Balance Sheet.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1998:

     (a) there has not been any adverse change in any Company's business, condition, assets, liabilities, operations, financial performance, net income, prospects or relationship with customers, suppliers or employees (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on any Company's business, condition, assets, liabilities, operations, financial performance, net income, prospects or relationship with customers, suppliers or employees (or on any aspect or portion thereof);

     (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any Company's assets (whether or not covered by insurance);

     (c) no Company has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

     (d) no Company has sold or otherwise issued any shares of capital stock or any other securities;

     (e) no Company has amended its memorandum or articles of incorporation or bylaws or other charter documents and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (f) no Company has purchased or otherwise acquired any asset from any other Person, except for supplies acquired in the Ordinary Course of Business;

     (g) no Company has leased or licensed any asset from any other Person other than in the Ordinary Course of Business;

     (h) no Company has made any capital expenditure other than in the Ordinary Course of Business;

     (i) no Company has sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by SFG from its inventory in the Ordinary Course of Business;

     (j) no  Company  has  written  off as  uncollectible,  or  established  any
extraordinary   reserve  with  respect  to,  any  account  receivable  or  other indebtedness;

     (k) no Company has pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

     (l) no Company has made any loan or advance to any other Person other than travel related expenses incurred in the Ordinary Course of Business in accordance with SFG's Policy Guidelines on Travel Expenses, a copy of which has been provided to the Purchaser;

     (m) no Company has (i) established or adopted any Employee Benefit Plan, or
(ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

     (n) no Company has entered into, and no Company nor any of the assets owned or used by any Company has become bound by, any Contract that is not an Excluded Contract;

     (o) no Contract by which any Company or any of the assets owned or used by any Company is or was bound, or under which any Company has or had any rights or interest, has been amended or terminated;

     (p) no Company has incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by SFG in the Ordinary Course of Business;

     (q) no Company has discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by SFG since December 31, 1998 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

     (r) no Company has forgiven any debt or otherwise released or waived any right or claim other than in the Ordinary Course of Business;

     (s) no Company has changed any of its methods of accounting or accounting practices in any respect other than as prescribed by the Canadian Institute of Chartered Accountants;

     (t) no Company has entered into any transaction or taken any other action outside the Ordinary Course of Business;

     (u) no event has occurred out of the Ordinary Course of Business which would result in any material adverse change to the Estimated Closing Working Capital if such Estimated Closing Working Capital was calculated as at the Closing Date, except for the payment of up to US$270,000 of SFG's transaction costs incurred up to the Closing Date in connection with the Transaction
(including without limitation, all legal, accounting and financial advisor costs); and

     (v) no Company has agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(t)" above.

     2.6 Title to Assets.

     (a) Each Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

         (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold by SFG since November 30, 1999 in the Ordinary Course of Business);

         (ii) all assets acquired since November 30, 1999 (except for inventory sold by SFG since November 30, 1999 in the Ordinary Course of Business);

         (iii) all assets referred to in Parts 2.8, 2.9, 2.10 and 2.12 of the Disclosure Schedule and all rights under SFG Contracts; and

         (iv) all other assets reflected in the Companies' books and records as being owned by the Companies.

     Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Companies free and clear of any Encumbrances.

     (b) Part 2.6 of the Disclosure Schedule identifies all assets that are being leased or licensed to the Companies.

     (c) The assets owned or leased by the Companies are adequate for the conduct of their respective businesses as usually conducted and include all proprietary rights, trade secrets and other property and assets, tangible and intangible, applicable to or used in connection with such businesses. Neither the Selling Securityholders nor any other Person owns any assets which are being used in or are reasonably necessary to carry on the business or operations of the Companies in the normal course except assets leased to the Companies.

     2.7 Bank Accounts. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of any Company at any bank or other financial institution:

     (a) the name and location of the institution at which such account is maintained , and the name and telephone number of the account manager;

     (b) the name in which such account is maintained and the account number of such account;

     (c) a description of such account and the purpose for which such account is used;

     (d) the current balance in such account;

     (e) the rate of interest being earned on the funds in such account; and

     (f) the names of all individuals authorized to draw on or make withdrawals from such account.

     There are no safe deposit boxes or similar arrangements maintained by or for the benefit of any Company.

     2.8 Receivables; Major Customers.

     (a) Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Companies as of November 30, 1999.

     (b) Except as set forth in Part 2.8 of the Disclosure Schedule, all existing accounts receivable of the Companies (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since November 30, 1999 and have not yet been collected):

         (i) represent good, valid and enforceable obligations of customers of the Companies arising from bona fide transactions entered into in the Ordinary Course of Business; and

         (ii)  are  current  and  will  be  collected   in  full   (without  any
counterclaim or setoff) on or before December 31, 2000.

     (c) Part 2.8 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $50,000 of the consolidated gross revenues of SFG in 1998 or (ii) more than $50,000 of SFG's consolidated gross revenues year-to-date through November 30, 1999. No Company has received any notice or other communication (in writing or otherwise), or any other information, indicating that any customer or other Person identified in Part 2.8 of the Disclosure Schedule may cease dealing with the Companies or may otherwise reduce the volume of business transacted by such Person with the Companies below historical levels.

     2.9 Inventory. Part 2.9 of the Disclosure Schedule provides an accurate and complete breakdown of any and all inventory of the Companies as of November 30, 1999. All of the Companies' existing inventory, if any (including any and all inventory that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by the Companies since November 30, 1999):

     (a) is of such quality and quantity as to be usable and saleable by the Companies in the Ordinary Course of Business;

     (b) has been priced or valued in accordance with Canadian GAAP;

     (c) is free of any defect or deficiency; and

     (d) is the property of the Company free and clear of any Encumbrance and is not held by the Companies on consignment from others.

     The inventory levels maintained by the Companies (i) are not excessive in light of the Companies' normal operating requirements, (ii) are adequate for the conduct of the Companies' operations in the Ordinary Course of Business, and
(iii) are comparable to the inventory levels maintained by Comparable Entities.

     2.10 Equipment, Etc.

     (a) Part 2.10 of the Disclosure Schedule accurately identifies all equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by the Companies, and accurately sets forth the month and year of acquisition, original cost and book value of each of said assets. Part
2.10 also accurately identifies all tangible assets leased to the Companies.

     (b) Each asset identified or required to be identified in Part 2.10 of the Disclosure Schedule:

         (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

         (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and

         (iii) is adequate for the uses to which it is being put.

     The assets identified in Part 2.10 of the Disclosure Schedule are adequate for the conduct of the Companies' businesses in the manner in which such businesses are currently being conducted and in the manner in which such businesses are proposed to be conducted.

     2.11 Real Property. None of the Companies own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.13 of the Disclosure Schedule (the "Leases"). Part 2.11 of the Disclosure Schedule provides an accurate and complete description of the premises covered by said Leases and the facilities located on such premises (the "Leased Premises"). Each Company enjoys peaceful and undisturbed possession of its respective Leased Premises. In respect of the Leases and the Leased Premises:

     (a) Complete and correct copies of the Leases have been provided to the Purchaser.

     (b) Each Company is exclusively entitled to all rights and benefits as lessee under the Leases to which it is a party, and has not sublet, assigned, licensed or otherwise conveyed any rights in the Leased Premises or in the Leases to any other Person.

     (c) All rental and other payments and other obligations required to be paid and performed by the Companies pursuant to the Leases have been duly paid and performed. No Company is in default of any of its obligations under the Leases to which it is a party and none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases.

     (d) The terms and conditions of the Leases will not be affected by, nor will any of the Leases be in default as a result of, the completion of the Transaction.

     (e) To the Knowledge of SFG, the use by each Company of its Leased Premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan, and each Company has adequate rights of ingress and egress for the operation of its business in the ordinary course and, specifically (i) no alteration, repair, improvement or other work that has not been completed has been ordered, directed or requested in writing by any competent Governmental Body to be done in respect of any Leased Premises or any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works; (ii) all accounts for work and services performed and materials furnished in respect of the Leased Premises at the request of the Companies have been paid and no Person is entitled to claim a lien against the Leased Premises or any part thereof, other than for current accounts in respect of which the due date has not yet passed; (iii) there is nothing owing by any Company in respect of the Leased Premises to any municipal corporation, or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the due date has not yet passed; and (iv) no part of the Leased Premises has been taken or expropriated by any Governmental Body nor has any notice or proceeding in respect thereof been given or commenced.

     (f) To the Knowledge of SFG, (i) there are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Leased Premises, the other properties and assets of the Companies or their respective businesses which have been issued by any police or fire department, sanitation, environment, labor, health or other Governmental Body; (ii) there are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices; and (iii) the Companies' businesses are not being operated in a manner which is in contravention of any statute, regulation, rule, code, standard, policy or other Legal Requirement.

     (g) To the Knowledge of SFG, (i) the buildings and structures comprising the Leased Premises are free of any structural defect; (ii) the heating, ventilating, plumbing, drainage, electrical and air conditioning systems and all other systems used in the Leased Premises and all machinery, equipment, tools, furniture, furnishings and materials used in the Companies' businesses are in good working order, fully operational and free of any defect, except for normal wear and tear; (iii) such buildings and structures are located completely within the boundaries of the Leased Premises; and (iv) certificates of mechanical fitness are readily available for all motor vehicles owned or leased by the Companies.

     2.12 Proprietary Assets.

     (a) Part 2.12 of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Companies registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.12 of the Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Companies (the "Owned Proprietary Assets"). Part 2.12 of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Companies by any Person (except for any Proprietary Asset that is licensed to the Companies under any third party software license generally available to the public at a cost of less than $1,000 per copy) (the "Licensed Proprietary Assets"), and identifies the license agreement under which such Proprietary Asset is being licensed to the Companies (the Owned Proprietary Assets and the Licensed Proprietary Assets are hereinafter collectively referred to as the "Company Proprietary Assets"). Except as set forth in Part 2.12 of the Disclosure Schedule, the Companies have good, valid and marketable title to all of the Owned Proprietary Assets free and clear of all liens and other Encumbrances, and have a valid right (contractual or otherwise) to use, license, lease, sell or otherwise distribute to others all Company Proprietary Assets identified in Part 2.12 of the Disclosure Schedule. Except as set forth in Part 2.12 of the Disclosure Schedule, the Companies are not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.12 of the Disclosure Schedule, the Companies have not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

     (b) The Companies all Licensed Proprietary Assets is licensed to the Companies pursuant to written license agreements under which the Companies are in good standing and are entitled to all benefits thereunder, and there exists no state of facts which after notice or lapse of time or both would constitute a default or breach thereunder and to the Knowledge of SFG no other party to such agreements is in default thereunder.

     (c) The Companies have taken all commercially reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.12 of the Disclosure Schedule, none of the Companies has disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) other than to customers of the Company or for demonstration purposes in the Ordinary Course of Business, the object code, or any portion or aspect of the object code, of any Company Proprietary Asset. The source code for Licensed Proprietary Assets is either in the Companies' possession or is subject to a source code escrow agreement under which the Companies have the right to obtain the source code upon the bankruptcy or other problem with the licensor.

     (d) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. None of the Companies is infringing, misappropriating or making any unlawful use of, and none of the Companies has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. No other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

     (e) Each Company Proprietary Asset conforms with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of any of the Companies. There has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Companies to any Person) does not conform with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of any of the Companies to such customer or other Person and there is no basis for any such claim. SFG has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Companies may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

     (f) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Companies to conduct their business in the manner in which such business has been and is being conducted. None of the Companies has licensed any of the Company Proprietary Assets to any Person on an exclusive basis. None of the Companies has entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (g) Except as set forth in Part 2.12 of the Disclosure Schedule: (i) all current and former employees of the Companies have executed and delivered to the Companies an agreement (containing no exceptions to or exclusions from the scope of its coverage except for prior inventions that do not conflict with the operations of the Companies' businesses or the use of the Companies' assets) that is substantially identical to the standard form of employment agreement previously delivered to the Purchaser, and (ii) all current and former consultants and independent contractors of the Companies (excluding bankers, accountants, lawyers and other non-technical consultants and independent contractors) have executed and delivered to the Companies an agreement (containing no exceptions to or exclusions from the scope of its coverage as it relates to the specific project for which the consultant or independent contractor was hired) that is substantially identical to such form of employment agreement previously delivered to the Purchaser.

     2.13 Contracts.

     (a) Part 2.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each SFG Contract, except for any Excluded Contract. SFG has delivered to the Purchaser accurate and complete copies of all SFG Contracts identified in Part 2.13 of the Disclosure Schedule, including all amendments thereto.

     (b) Each SFG Contract is valid and in full force and effect, and is enforceable by SFG or a Subsidiary, as the case may be, in accordance with its terms. No SFG Contract contains any term or provision that is extraordinary or that is otherwise not customarily found in Contracts entered into by Comparable Entities.

     (c) Except as set forth in Part 2.13 of the Disclosure Schedule:

         (i) no Person has violated or breached, or declared or committed any default under, any SFG Contract;

         (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any SFG Contract, (B) give any Person the right to declare a default or exercise any remedy under any SFG Contract, (C) give any Person the right to accelerate the maturity or performance of any SFG Contract, or (D) give any Person the right to cancel, terminate or modify any SFG Contract;

         (iii)  none  of  the   Companies  has  received  any  notice  or  other
communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any SFG Contract; and

         (iv) no Company has waived any of its rights under any SFG Contract.

     (d) To the Knowledge of SFG, each Person against which any Company has or may acquire any rights under any SFG Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Companies.

     (e) Except as set forth in Part 2.13 of the Disclosure Schedule:

         (i) none of the Companies has ever guaranteed or otherwise agreed to cause, insure or become liable for, and none of the Companies has ever pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person other than, as described on Part 2.13 of the Disclosure Schedule, Liabilities of one or more of the Companies;

         (ii) none of the Companies has ever been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest;

         (iii) the Companies have not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

         (iv) the Companies have complied with all Legal Requirements with respect to all Government Contracts and Government Bids;

         (v) the Companies have not, in obtaining or performing any Government Contract, violated any applicable procurement law or regulation or other Legal Requirement in Canada or the United States or elsewhere, including without limitation (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense
Industrial Security Manual (DOD 5220.22-M), or (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations;

         (vi) all facts set forth in or acknowledged by the Companies in any certification, representation or disclosure statement submitted by the Companies with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

         (vii) neither the Companies nor any of their employees has been debarred or suspended from doing business with any Governmental Body and no
circumstances   exist  that  would  warrant  the  institution  of  debarment  or suspension proceedings against the Companies or any of their respective employees;

         (viii) no negative determinations of responsibility have been issued against the Companies in connection with any Government Contract or Government Bid;

         (ix) no direct or indirect costs incurred by the Companies have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

         (x) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to the Companies under any Government Contract other than routine retentions that are not in dispute;

         (xi) there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, legal proceeding or indictment involving the Companies or any of their respective employees, (B) the questioning or disallowance of any costs submitted for payment by the Companies, (C) the recoupment of any payments previously made to the Companies, (D) a finding or claim of fraud, defective pricing or improper payments on the part of the Companies, or (E) the assessment of any penalties or damages of any kind against the Companies;

         (xii) there is not and has not been any (A) outstanding claim against the Companies by, or dispute involving the Companies with, any prime contractor, subcontractor, vendor or other person arising under or relating to the award or performance of any Government Contract, (B) fact known by the Companies upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, or (C) final decision of any Governmental Body against the Companies;

         (xiii) the Companies are not undergoing and have not undergone any audit, and there is no basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

         (xiv) the Companies have not entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

         (xv) no payment has been made by the Companies or by any person acting on the Companies' behalf to any person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of the Companies) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

         (xvi) each Company's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

         (xvii) the Companies have complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other proprietary assets;

         (xviii) in each case in which the Companies have delivered or otherwise provided any technical data, computer software or Proprietary Assets of the Companies to any Governmental Body in connection with any Government Contract, the Companies have marked such technical data, computer software or Proprietary Assets of the Companies with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other person or entity is able to acquire any unlimited rights with respect to such technical data, computer software or Proprietary Assets of the Companies;

         (xix) the Companies have not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

         (xx) the Companies have reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for all years from inception, and those years are closed;

         (xxi) the responsible government representatives have agreed with the Companies as to the "forward pricing rates" that the Companies are charging on cost-type Government Contracts and including in Government Bids;

         (xxii) the Companies are not and will not be required to make any filing with or give any notice to, or to obtain any consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement; and

         (xxiii) Neither the Companies, nor any director, officer, agent, employee or other person acting on behalf of the Companies has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither the Companies, nor any director, officer, agent, employee or other person acting on behalf of the Companies has accepted or received any unlawful contributions, payments, gifts or expenditures.

     (f) The performance of the SFG Contracts will not result in any violation of or failure to comply with any Legal Requirement.

     (g) Except as set forth in Part 2.13 of the Disclosure Schedule, no Person is renegotiating, or has the express right to renegotiate, any amount paid or payable to SFG under any SFG Contract or any other term or provision of any SFG Contract.

     (h) The Contracts identified in Part 2.13 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable each Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

     (i) Part 2.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by any Company since inception.

     (j) Part 2.13 of the Disclosure Schedule provides an accurate description and breakdown of the Companies' backlog as of November 30, 1999 under the SFG Contracts.

     2.14 Security Matters. Each Company is in compliance with all security and related requirements on its Government Contracts.

     2.15 Liabilities; Major Suppliers.

     (a) No Company has any Liabilities, except for:

         (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet;

         (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business since November 30, 1999; and

         (iii) obligations under the Contracts listed in Part 2.13 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

     (b) Part 2.15 of the Disclosure Schedule:

         (i) provides an accurate and complete breakdown and aging of each Company's accounts payable as of November 30, 1999;

         (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by each Company as of the date of this Agreement; and

         (iii) provides an accurate and complete breakdown of each Company's long-term debt and Preferred Stock as of the date of this Agreement.

     (c) Part 2.15 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that received (i) more than $100,000 from the Companies in 1997, (ii) more than $100,000 from the Companies in 1998, or (iii) more than $100,000 from the Companies in the first three quarters of 1999.

     2.16 Compliance With Legal Requirements.

     (a) Except as set forth in Part 2.16 of the Disclosure Schedule:

         (i) each of the Companies has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

         (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by any Company of, or a failure on the part of any Company to comply with, any Legal Requirement; and

         (iii) none of the Companies has received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of any of the Companies to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

     (b) No Governmental Body has proposed, to the Knowledge of SFG, any Legal Requirement that, if adopted or otherwise put into effect, (i) may reasonably be expected to have a material adverse effect on the Companies' business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of any Company or any of the Selling Securityholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     2.17 Governmental Authorizations.

     (a) Part 2.17 of the Disclosure Schedule identifies:

         (i) each Governmental Authorization that is held by each Company; and

         (ii) each other Governmental Authorization that is held by each Company's employees and relates to or is useful in connection with the Companies' business.

     SFG has delivered to the Purchaser accurate and complete copies of all of the Companies' Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part
2.17 of the Disclosure Schedule is valid and in full force and effect.

     (b) Except as set forth in Part 2.17 of the Disclosure Schedule:

         (i) the Companies and their respective employees are and have at all times been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule;

         (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule;

         (iii) none of the Companies has ever received, and no employee of any of the Companies has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding
(A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

         (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.17 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

     (c) The Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary
(i) to enable each Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted, and (ii) to permit each Company to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

     2.18 Tax Matters.

     (a) Except as described on Part 2.18 of the Disclosure Schedules, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by any of the Companies (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Except as described on Part 2.18 of the Disclosure Schedules, any Tax required to have been withheld or collected by any of the Companies has been duly withheld or collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. Except as described on Part 2.18 of the Disclosure Schedules, each Company has withheld from each amount paid or credited to any Person the amount of Taxes required to be withheld therefrom and has remitted such Taxes to the proper Tax or other Governmental Body within the time required under all applicable Legal Requirements.

     (b) Part 2.18 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of any of the Companies with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("SFG Returns"). Except as described on Part 2.18 of the Disclosure Schedules, all SFG Returns (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. Except as described on Part
2.18 of the Disclosure Schedules, all amounts shown on the SFG Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the SFG Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. SFG has delivered to the Purchaser accurate and complete copies of all SFG income tax returns filed since December 31, 1995, with the exception of those described on Part 2.18 of the Disclosure Schedules.

     (c) The SFG Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. SFG will establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from September 30, 1995 through the Closing Date, and SFG will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

     (d) Except as described in Part 2.18 of the Disclosure Schedule, each SFG Return relating to income Taxes that has been filed with respect to any period ended on or prior to December 31, 1995 has either (i) been examined and audited by all relevant Governmental Bodies, or (ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 2.18 of the Disclosure Schedule accurately identifies each examination or audit of any SFG Return that has been conducted since December 31, 1986. SFG has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which SFG has access) relating to SFG Returns. Except as set forth in Part 2.18 of the Disclosure Schedule, there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Return or other document or the payment of any Taxes by the Companies or the period for any assessment or reassessment of Taxes. No Company has received any written ruling related to Taxes or entered into any agreement with a Governmental Body relating to Taxes.

     (e) Except as set forth in Part 2.18 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to any of the Companies in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Companies. None of the Companies has entered into or has become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Companies has been, and SFG will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (f) Except as described in Part 2.18 of the Disclosure Schedules, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Companies that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code that would otherwise be actually deductible on a United States federal tax return or pursuant to the Income Tax Act (Canada). None of the Companies is or has ever been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     (g) Except as described on Part 2.18 of the Disclosure Schedules, the liability for Taxes under the Income Tax Act (Canada) of SFG has been assessed by Revenue Canada for all taxation years up to and including the taxation years ending December 31, 1998. The assessment of liability for Taxes under the Income Tax Act (Canada) is pending in those tax years disclosed in Part 2.18 of the Disclosure Schedules. True and complete copies of the federal and provincial Tax Returns for SFG and copies of all assessments and reassessments for all taxation years including relating to the most recently completed taxation year for which the same are available have been provided to the Purchaser.

     (h) SFG is a Canadian-controlled private corporation, as defined in the Income Tax Act, (Canada), and has been one since formation on amalgamation on November 2, 1994.

     (i) No debt or other obligation of any Company has been or will be settled or extinguished on or prior to the Closing Date such that the provisions of
Section 80 of the Income Tax Act (Canada) applies or would apply thereto.

     (j) No Company is involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

     (k) No Company was included and no Company is includible in the Tax Return of any relevant group with any corporation other than such a return of which the Company is the common parent corporation.

     (l) All material elections made by SFG with respect to Canadian income Taxes affecting the Company are set forth in Part 2.18 of the Disclosure Schedule.

     (m) SFG is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

     2.19 Employee and Labor Matters.

     (a) Part 2.19 of the Disclosure Schedule accurately sets forth, with respect to each employee of each Company (including any employee who is on a leave of absence or on layoff status):

         (i) the name of such employee and the date as of which such employee was originally hired by such Company;

         (ii) such employee's title, and a description of such employee's duties and responsibilities;

         (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from such Company with respect to services performed in 1998;

         (iv) such employee's annualized compensation as of the date of this Agreement;

         (v) each Current Benefit Plan in which such employee participates or is eligible to participate; and

         (vi) any Governmental Authorization that is held by such employee and that relates to or is useful in connection with SFG's business.

     (b) Part 2.19 of the Disclosure Schedule accurately identifies each former employee of any of the Companies who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from SFG or otherwise) relating to such former employee's employment with any of the Companies; and Part 2.19 of the Disclosure Schedule accurately describes such benefits.

     (c) Except as set forth in Part 2.19 of the Disclosure Schedule, none of the Companies is or has ever been a party to or bound by any employment agreement or any union contract, collective bargaining agreement or similar Contract.

     (d) With respect to any employees employed in Canada, except as disclosed on Part 2.19 of the Disclosure Schedule, no Company is a party to any written employment agreement and there is no agreement which cannot be terminated on reasonable notice in accordance with applicable laws and without penalty. With respect to any employees employed in the United States, the employment of each such employee is terminable at will.

     (e) SFG has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of each of the Companies. Except as set forth in Part 2.19 of the Disclosure
Schedule:

         (i) SFG is not aware that any employee of any Company intends to terminate his employment with SFG;

         (ii) SFG is not aware that any employee of any Company has received an offer to join a business that may be competitive with SFG's business; and

         (iii) SFG is not aware that any employee of any Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of such Company, or (B) SFG's business or operations.

     (f) None of the Companies is or has ever been engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing, certifying or establishing activity, or any similar activity or dispute, affecting any of the Companies or any of their employees. To the Knowledge of SFG, there is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing, certifying or establishing activity or any similar activity or dispute. To the Knowledge of SFG, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing, certifying or establishing activity or any similar activity or dispute.

     (g) Each Company has complied with all Legal Requirements applicable to it relating to employment, including without limitation, those relating to wages, hours, collective bargaining, payment of social security and other similar taxes, equal employment opportunity, employment discrimination, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges, complaints or claims against any Company relating to unfair labor practices or discrimination or under any legislation relating to employees. Each Company has paid in full all amounts owing under applicable workers' compensation legislation, and the workers' compensation claims experience of the Companies would not permit a penalty reassessment under such legislation. There are no charges or orders requiring the Companies to comply outstanding under any Legal Requirements relating to occupational health and safety.

     (h) Except under the Options, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from SFG to any officer, director, or employee of, or consultant to, SFG.

     2.20 United States Benefit Plans; ERISA.

     (a) Part 2.20 of the Disclosure Schedule identifies and provides an accurate and complete description of each Current Benefit Plan relating to the U.S. operations of the Companies and each Past Benefit Plan relating to the U.S. operations of the Companies. None of the Companies has ever established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Company Plans identified in Part 2.20 of the Disclosure Schedule; and none of the Companies has ever provided or made available any fringe benefit or other benefit of any nature to any of its employees working in the U.S., except as set forth in Part 2.20 of the Disclosure Schedule.

     (b) No Company Plan:

         (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation;

         (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or

         (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA.

     There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with any Company as a single employer within the meaning of Section 414 of the Code.

     (c) SFG has delivered to the Purchaser, with respect to each Company Plan:

         (i) an accurate and complete copy of such Company Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

         (ii) an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Company Plan;

         (iii) an accurate and complete copy of any description, summary, notification, report or other document that has been furnished by the Companies to any employee of any of the Companies with respect to such Company Plan;

         (iv) an accurate and complete copy of any form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Company Plan; and

         (v) an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by any of the Companies from, any Governmental Body with respect to such Company Plan.

     (d) Each Current Benefit Plan relating to the U.S. operations of the Companies is being operated and administered in material compliance with the provisions thereof, and each Company Plan has at all times been operated and administered in material compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Plan has been duly accrued or made, as applicable, on a timely basis.

     (e) Each Current Benefit Plan complies and is being operated and administered in material compliance with, and each Company Plan has at all times complied and been operated and administered in full compliance with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. None of the Companies has ever incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Company Plan; and, to the Knowledge of SFG, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. None of the Companies, and no Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of any of the Companies or any such administrator or fiduciary), has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject SFG to any Liability for breach of any fiduciary duty or any other duty. No Company Plan, and no Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of any such administrator or fiduciary):

         (i) has  engaged in a  "prohibited  transaction"  within the meaning of
Section 406 of ERISA or Section 4975 of the Code;

         (ii) has failed to substantially comply with the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or

         (iii) to the Knowledge of SFG, has taken any action that (A) may subject such Company Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Company Plan.

     (f) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of any of the Companies (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Company Plan or with respect to any other matter relating to any Company Plan, or (ii) with respect to any proposal or intention on the part of any of the Companies to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

     (g) Except as set forth in Part 2.20 of the Disclosure Schedule, SFG has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan relating to the U.S. operations of the Companies or to provide or make available any fringe benefit or other benefit of any nature in the future.

     2.21 Canadian Benefit Plans.

     (a) Part 2.21 of the Disclosure Schedule lists all of SFG's bonus, incentive compensation, profit sharing, group insurance, dental insurance, disability, death benefit, health and welfare, hospitalization, vacation, vacation pay, unemployment, pension, retirement and other employee benefit, plans, agreements, policies, practices and other similar arrangements currently applicable to the current and/or past Canadian employees, officers, agents and/or independent contractors (the "Canadian Benefit Plans").

     (b) SFG has delivered to the Purchaser true and complete copies of the written texts of the Canadian Benefit Plans and of the funding agreements therefor and any amendments to such documents. SFG has not made, or acquiesced in the making of, any amendments to such documents other than those which SFG has delivered to the Purchaser. SFG has performed all its obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Benefit Plans or the funding agreements therefor in a timely fashion and in accordance with the terms of the Canadian Benefit Plans and applicable Legal Requirements. There are no outstanding disputes concerning the assets held in respect of the Canadian Benefit Plans pursuant to any such funding agreement. Where required, the Canadian Benefit Plans are duly registered under the Income Tax Act (Canada) and applicable pension legislation. All reports and disclosures relating to the Canadian Benefit Plans required under this Agreement or by any applicable Legal Requirements to be filed or distributed on or before the execution of this Agreement have been filed or distributed. All such reports and disclosures required by this Agreement or by any applicable Legal Requirements to be filed or distributed on or before the Closing Date shall be filed or distributed. No promises of benefit improvements under the Canadian Benefit Plans have been made except as may be required, or are reasonably anticipated to be required, by any Legal Requirement or collective agreement.

     (c) All contributions or premiums required to be made by SFG to the Canadian Benefit Plans have been made in a timely fashion in accordance with the terms of the Canadian Benefit Plans and applicable Legal Requirements. All employee contributions to the Canadian Benefit Plans required to be made by way of authorized payroll deduction have been properly withheld by SFG and fully paid into the Canadian Benefit Plans. There have been no improper withdrawals, or applications of, the assets of the Canadian Benefit Plans. There are no taxes owing in respect of the Canadian Benefit Plans.

     (d) In respect of any registered pension plans in Canada (the "Canadian Registered Pension Plans"):

         (i) SFG has delivered to Purchaser all historical documentation respecting the Canadian Registered Pension Plans, including copies of all prior funding agreements;

         (ii) each of the Canadian Registered Pension Plans is fully funded both on an ongoing basis and on a solvency basis;

         (iii) all employee data respecting each Canadian Registered Pension Plan is correct;

         (iv) none of the Canadian Registered Pension Plans is the subject of any investigation, any other proceeding, action or claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim or to affect the registration of any of the Canadian Registered Pension Plans; and,

     (e) the most recent actuarial report required to be prepared in respect of each of the Canadian Registered Pension Plans pursuant to the applicable Legal Requirements has been delivered to the Purchaser and there have been no adverse changes to any Canadian Registered Pension Plan since the date of such report.

     2.22 Environmental Matters.

     (a) To the Knowledge of SFG, (i) the Companies, the operation of their respective businesses, the property and assets owned or used by them at any time, and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws; and (ii) the Companies have complied with all reporting and monitoring requirements under all Environmental Laws. Without limiting the generality of the foregoing, no Company is liable or potentially liable for any response cost or natural resource damages under
Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

     (b) None of the Companies has ever received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material, and, to the Knowledge of SFG, no Person has ever commenced or threatened to commence any contribution action or other Proceeding against any of the Companies in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in any Company becoming subject to, any such Liability.

     (c) To the Knowledge of SFG, none of the Companies has ever generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). To the Knowledge of SFG, none of the Companies has ever permitted any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

         (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by any of the Companies;

         (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

         (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by any of the Companies.

     (d) To the Knowledge of SFG, all property that is owned by, leased to, controlled by or used by any Company, and all surface water, groundwater, soil and air associated with or adjacent to such property:

         (i) is in clean and healthful condition;

         (ii) is free of any Hazardous Material and any harmful chemical or physical conditions; and

         (iii) is free of any environmental contamination of any nature.

     (e) To the Knowledge of SFG, (i) there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls or radioactive substances located on or in any of the properties used by the Companies; (ii) the Companies are not, and there is no basis upon which the Companies could become, responsible for any clean-up or corrective action under any Environmental Laws; and (iii) no Company has ever conducted or caused to be conducted an environmental assessment or study of any of its properties or assets.

     (f) To the Knowledge of SFG, each Company has obtained all Environmental Permits necessary to conduct its business and to own, use and operate its properties and assets. Complete and correct copies of such Environmental Permits have been provided to Purchaser.

     2.23 Sale of Products; Performance of Services.

     (a) No Company has given any guarantee or warranty in respect of any of the products sold or services provided by it, except warranties made in the Ordinary Course of Business and in the form of such Company's standard written warranties, copies of which have been provided to Purchaser.

     (b) Except as disclosed on Part 2.23 of the Disclosure Schedule, each product that has been sold by any of the Companies to any Person:

     (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and, to the Knowledge of SFG, with all applicable Legal Requirements; and

     (ii) was free of any design defects, programming errors, construction defects or other defects or deficiencies at the time of sale. All repair services, technical, maintenance and other services that have been performed by the Companies were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

     (c) No Company will incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold by, or any repair services or other services performed by, any of the Companies on or at any time prior to the Closing Date.

     (d) No product manufactured or sold by any of the Companies has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

     (e) Except as set forth in Part 2.23 of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against any of the Companies (i) under or based upon any warranty provided by or on behalf of any of the Companies, or (ii) under or based upon any other warranty relating to any product sold by any of the Companies or any services performed by any of the Companies. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

     (f) Each of the Companies has at all times had in place, an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by Comparable Entities.

     2.24 Insurance.

     (a) Part 2.24 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, each Company:

         (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

         (ii) whether such policy is a "claims made" or an "occurrences" policy;

         (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage);

         (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and

         (v) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

     Part 2.24 also identifies (1) each pending application for insurance that has been submitted by or on behalf of each Company, and (2) each self-insurance or risk-sharing arrangement affecting each Company or any of its assets. SFG has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.24 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.24 of the Disclosure Schedule.

     (b) Each of the policies identified in Part 2.24 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure each Company's business, assets, operations, key employees, services and potential liabilities; and said insurance coverage is at least as comprehensive as the insurance coverage customarily maintained by Comparable Entities.

     (c) Except as set forth in Part 2.24 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.24 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

     (d) Except as set forth in Part 2.24 of the Disclosure Schedule, none of the Companies has received:

         (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.24 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

         (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part
2.24 of the Disclosure Schedule; or

         (iii) any indication that the issuer of any of the policies identified in Part 2.24 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

     2.25 Related Party Transactions. Except as set forth in Part 2.25 of the Disclosure Schedule:

     (a) no Related Party has, and no Related Party has at any time since December 31, 1995 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of any of the Companies;

     (b) no Related Party is, or has at any time since December 31, 1995 been, indebted to any of the Companies, nor are any of the Companies indebted to any Related Party;

     (c) since December 31, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving any of the Companies;

     (d) to the Knowledge of SFG, no Related Party is competing, or has at any time since December 31, 1995 competed, directly or indirectly, with any of the Companies in any market served by any of the Companies;

     (e) no Related Party has any claim or right against any Company; and

     (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against any Company.

     2.26 Certain Payments, Etc. None of the Companies, and no officer, employee, agent or other Person associated with or acting for or on behalf of any of the Companies, has at any time, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, made any unlawful payment to any governmental official or employee or to any political party or campaign from corporate funds, violated any provision of the corruption of Foreign Public Officers Act (Canada), the Foreign Corrupt Practices Act of 1977, as amended, or the rules, regulations and guidelines promulgated by the Organization for Economic Cooperation and Development's Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or made or proposed to make any bribe, rebate, payoff, unlawful payment, kickback or other similar payment to any Person.

     2.27 Proceedings; Orders.

     (a) Except as set forth in Part 2.27 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding:

         (i) that involves any Company or that otherwise relates to or might affect any Company's business or any of the assets owned or used by any Company (whether or not such Company is named as a party thereto); or

         (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

     Except as set forth in Part 2.27 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

     (b) Except as set forth in Part 2.27 of the Disclosure Schedule, no Proceeding has ever been commenced by or against any of the Companies; and no Proceeding otherwise involving or relating to any of the Companies has been pending or threatened at any time.

     (c) SFG has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which any Company has access that relate to the Proceedings identified in Part 2.27 of the Disclosure Schedule.

     (d) There is no Order to which any Company, or any of the assets owned or used by any Company, is subject; and none of the Selling Securityholders is subject to any Order that relates to any Company's business or to any of the assets owned or used by any Company.

     (e) No officer or employee of any Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to such Company's business.

     (f) There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on such Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of any Company or any of the Selling Securityholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     2.28 Authority; Binding Nature of Agreements. SFG has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by SFG of this Agreement have been duly authorized by all necessary action on the part of SFG and its shareholders, board of directors and officers. This
Agreement constitutes the legal, valid and binding obligation of SFG, enforceable against SFG in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     2.29 Non-Contravention; Consents. Except as set forth in Part 2.29 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of SFG's certificate of incorporation or bylaws, or (ii) any resolution adopted by SFG's shareholders, SFG's board of directors or any committee of SFG's board of directors;

     (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Company or any of the Selling Securityholders, or any of the assets owned or used by any Company, is subject;

     (c) cause any Company, the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

     (d) cause any of the assets owned or used by any Company to be reassessed or revalued by any taxing authority or other Governmental Body;

     (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Company or any of its employees or that otherwise relates to any Company's business or to any of the assets owned or used by any Company;

     (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any SFG Contract;

     (g) give any Person the right to (i) declare a default or exercise any remedy under any SFG Contract, (ii) accelerate the maturity or performance of any SFG Contract, or (iii) cancel, terminate or modify any SFG Contract;

     (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which any of the Selling Securityholders is a party or by which any of the Selling Securityholders is bound; or

     (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any Company.

     Except as set forth in Part 2.29 of the Disclosure Schedule, neither any Company nor any of the Selling Securityholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     2.30 Year 2000 Compliance. The Companies have taken commercially reasonable actions necessary and appropriate to ensure that all of the Companies' products and internal systems are designed to be used prior to, during and after the year 2000, and are Year 2000 Compliant. At the Purchaser's request, SFG will provide evidence demonstrating adequate testing of the Companies' products and internal systems to assure that they are Year 2000 Compliant.

     2.31 Computer Systems.

     (a) The Companies have taken commercially reasonable actions necessary and appropriate to ensure that all computer systems used by the Companies and owned or leased by the Companies, including hardware and software, are free from Viruses and disabling codes and devices, and the Companies have taken, and will continue to take, all commercially reasonable steps and implement all commercially reasonable procedures to ensure that such systems are free from viruses and disabling codes and devices and will remain so until the Closing Date.

     (b) The Companies have in place appropriate disaster recovery plans, procedures and facilities and have taken all steps and implemented all procedures to safeguard their computer systems and restrict unauthorized access thereto.

     (c) All the source codes for all proprietary software (other than off-the-shelf applications software) used in and material to the Companies' computer systems are subject to escrow arrangements that would enable the Companies to have access to such source codes in the event of the applicable licensor's insolvency or failure or refusal to maintain or provide support for the software.

     2.32 Brokers. SFG has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     2.33 Full Disclosure.

     (a) None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

     (b) Except as set forth in Part 2.33 of the Disclosure Schedule, there is no fact (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that (i) may have an adverse effect on SFG's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of SFG or any of the Selling Securityholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     (c) All of the information set forth in the Disclosure Schedule, and all other information regarding the respective Companies and their business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of SFG or any of SFG's Representatives, is accurate and complete in all respects, and, in the case of those Disclosure Schedules which are dated as being as of a date that is earlier than the date of this Agreement (the "Dated Schedules"), the information set forth in each Dated
Schedule is accurate and complete in all respects as of the Closing Date other than for matters arising in the Ordinary Course of Business since the date of the applicable Dated Schedule.

     (d)  SFG  will   have   provided   the   Purchaser   and  the   Purchaser's
Representatives with full and complete access to all of each Company's records and other documents and data.

     3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SECURITYHOLDERS

     Except as set forth in the Disclosure Schedules with respect to specific sections of this Article 3, or as disclosed in another section of the Disclosure Schedule, if it is reasonably apparent on the face of the Disclosure Schedule that it is applicable to another section of this Article 3, as of the date of this Agreement and as of the Closing, each of the Selling Securityholders represents and warrants as to such Selling Securityholder only, severally and not jointly, to and for the benefit of the Indemnitees, as follows:

     3.1 Due Authorization; Etc.

     (a) Such Selling Securityholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Securityholder's obligations under each of the Transactional Agreements to which such Selling Securityholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of such Selling Securityholder, enforceable against such Selling Securityholder in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of such Selling Securityholder who is a party thereto, and will be enforceable against such Selling Securityholder in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     (b) Subject to Section 12.16, such Selling Securityholder (other than the Funds) has given the Agent the unrestricted right, power, authority and capacity to act for and bind such Selling Securityholder with respect to all matters relating to the Transactional Agreements and the Transactions.

     (c) If such Selling Securityholder is a corporate entity, the execution and delivery by it of the Transactional Agreements and the consummation of the Transaction have been duly and validly authorized, and no other corporate proceedings or approvals on the part of such Selling Securityholder are necessary to authorize the Transactional Agreements or the consummation of the Transaction. The party signing this Agreement for on behalf of such Selling Securityholder is a general partner of such Selling Securityholder.

     (d) If such Selling Securityholder is a limited partnership, the execution and delivery by its general partner of the Transactional Agreements and the consummation of the Transaction have been duly and validly authorized in accordance with its partnership agreement, and no other proceedings or approvals on the part of such Selling Securityholder or its general partner are necessary to authorize the Transactional Agreements or the consummation of the Transaction.

     (e) Such Selling Securityholder:

         (i) has not, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Securityholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Securityholder's assets, (D) admitted in writing such Selling Securityholder's inability to pay such Selling Securityholder's debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such Selling
Securityholder's  ability  to  comply  with  or  perform  any  of  such  Selling
Securityholder's covenants or obligations under any of the Transactional Agreements; or

         (ii) is not subject to any Order that may have an adverse effect on such Selling Securityholder's ability to comply with or perform any of such Selling Securityholder's covenants or obligations under any of the Transactional Agreements.

     (f) There is no Proceeding pending, and to the knowledge of such Selling Securityholder, no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of such Selling Securityholder to comply with or perform any of such Selling Securityholder's covenants or obligations under any of the Transactional Agreements. To the knowledge of such Selling Securityholder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

     3.2 Due Organization; Etc.

     (a) If such Selling Securityholder a corporate entity, it is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary power and authority to execute and deliver the Transactional Agreements and to consummate the Transaction and otherwise perform its obligations under this Agreement.

     (b) If such Selling Securityholder is a partnership, it is duly registered as a limited partnership in the Province of British Columbia and was formed by the filing of a certificate in the Office of the Registrar of Companies (British Columbia), pursuant to the provisions of the Partnership Act (British Columbia). The general partner of such Selling Securityholder that is acting and signing for and on behalf of such Selling Securityholder in connection with the Transaction (the "General Partner") was duly incorporated, validly exists and is in good standing under the laws of its jurisdiction of incorporation. Such Selling Securityholder and its General Partner have taken all necessary action in accordance with the provisions of such Selling Securityholder's partnership agreement and any other Legal Requirements to execute and deliver the Transactional Agreements and to consummate the Transaction and to perform its obligations under this Agreement.

     (c) Such Selling Securityholder is not a non-resident of Canada within the meaning of the Income Tax Act (Canada), except as disclosed on Part 2.33 of the Disclosure Schedule.

     3.3 Ownership; Title to Securities. Except as set out in Part 3.3 of the Disclosure Schedule, Such Selling Securityholder has, and will convey to the Purchaser at the Closing, good and valid title to the Securities owned by such Selling Securityholder free and clear of any Encumbrances, adverse claims or claims of others. All of such Selling Securityholder's Securities are legally and beneficially owned and controlled by such Selling Securityholders in the amounts indicated next to such Selling Securityholder's name on Part 3.3 of the Disclosure Schedule. No Person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including a right of conversion or exchange attached to convertible securities, warrants or convertible obligations of any nature, for the purchase or other acquisition from such Selling Securityholder of any of the Securities owned by such Selling Securityholder.

     3.4 Non-Contravention; Consents. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

     (a) if the Selling Securityholder is a corporation, contravene, conflict with or result in a violation of (i) any of the provisions of such Selling Securityholder's certificate of incorporation or bylaws, or (ii) any resolution adopted such Selling Securityholder's shareholders, Selling Securityholder's board of directors or any committee of such Selling Securityholder's board of directors;

     (b) if the Selling Securityholder is a partnership, contravene, conflict with or result in a violation of any of the provisions of such Selling Securityholder's partnership agreement or other constating document; or

     (c) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, (a) any Legal Requirement or any Order to which such Selling Securityholder is subject, (ii) any Contract, commitment or other agreement to which such Selling Securityholder is a party or by which his, her or its assets are bound.

     3.5 Brokers. Such Selling Securityholder has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     4. REPRESENTATIONS AND WARRANTIES OF THE ELLIOTTS

     In addition to the representations and warranties made by them in Article 3 in their capacity as Selling Securityholders, the Elliotts jointly and severally represent and warrant, to and for the benefit of the benefit of the Indemnitees, as follows:

     4.1 Article 2 Representations. Except as such representations or warranties may be modified in this Article 4, each of the representations and warranties in
Article 2 of this Agreement (without giving effect to any of the Disclosure Schedules or the exceptions contemplated thereby) shall apply mutatis mutandis to BEA.

     4.2 Article 3 Representations. Except as such representations or warranties may be modified in this Article 4, each of the representations and warranties in
Article 3 of this Agreement (without giving effect to any of the Disclosure Schedules or the exceptions contemplated thereby) shall apply mutatis mutandis to the Elliotts and their interests in BEA.

     4.3 BEA Capital. The authorized capital of BEA consists of 100,000 Class A voting shares and 100,000 Class B non-voting shares, of which only the Elliott Shares are issued and outstanding. Bruce Elliott legally and beneficially owns one Class A voting share, and Anne Elliott legally and beneficially owns one Class A voting share.

     4.4 BEA Business. BEA's only business is the business of being a holding company for the BEA Shares and providing management services to SFG pursuant to a management agreement dated May 1, 1996 between BEA and SFG. Other than SFG, BEA has no customers, suppliers or any contractual relationships (written or otherwise) except those relating to the reorganization described in Part 4 of the Disclosure Schedules (the "BEA Reorganization").

     4.5 BEA Employees. BEA has never had, and does not currently have, any employees other than Bruce Elliott and Anne Elliott.

     4.6 BEA Assets and Liabilities. BEA does not own any assets or properties other than those referred to in Part 4 of the Disclosure Schedules. BEA's current assets (determined in accordance with GAAP) exceed its current liabilities (determined in accordance with GAAP), including all accrued and unpaid Tax Liabilities. BEA has no long-term Liabilities of any nature whatsoever.

     5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants, to and for the benefit of the Selling Securityholders, as follows:

     5.1  Authority;   Binding  Nature  of  Agreement.   Upon  the  adoption  of
appropriate resolutions by the Purchaser's board of directors:

     (a) the Purchaser will have the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

     (b) the execution, delivery and performance of this Agreement by the Purchaser will have been duly authorized by all necessary action on the part of the Purchaser and its stockholders and board of directors; and

     (c) this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     5.2 Brokers. Except for a fee payable to Batchelder & Partners Inc., the Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     5.3 Non-Contravention; Consents. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Purchaser's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Purchaser's shareholders, the Purchaser's board of directors or any committee of the Purchaser's board of directors;

     (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser is subject; or

     (c) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, (a) any Legal Requirement or any Order to which the Purchaser is subject, (ii) any Contract, commitment or other agreement to which the Purchaser is a party or by which its assets are bound.

     6. PRE-CLOSING COVENANTS OF SFG AND SELLING SECURITYHOLDERS

     6.1 Access and Investigation. SFG shall ensure that, at all times during the Pre-Closing Period:

     (a) SFG and its Representatives, upon reasonable notice, provide the Purchaser and its Representatives with free and complete access to each Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Companies;

     (b) SFG and its Representatives, upon reasonable notice, provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Companies as the Purchaser may request in good faith; and

     (c) SFG and its Representatives, upon reasonable notice, compile and provide the Purchaser and its Representations with such additional financial, operating and other data and information regarding the Companies as the Purchaser may request in good faith.

     6.2   Operation   of  Business  -  Selling   Shareholders.   Each   Selling
Securityholder severally shall ensure that, during the Pre-Closing Period without the prior written consent of the Purchaser:

     (a) except as disclosed in Part 2.3 of the Disclosure Schedule, it will not, directly or indirectly, sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any of the Securities owned by it or any interest in or right relating to any of the Securities owned by it;

     (b) it will not permit, and it will not offer, agree or commit (in writing or otherwise) to permit, any of the Securities owned by it to become subject, directly or indirectly, to any Encumbrance;

     6.3 Operation of Business - SFG. SFG, shall ensure that, during the Pre-Closing Period without the prior written consent of the Purchaser:

     (a) each Company conducts its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

     (b) each Company preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with such Company;

     (c) each Company keeps in full force all insurance  policies  identified in
Part 2.24 of the Disclosure Schedule;

     (d) SFG's officers confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of each Company's business, condition, assets, liabilities, operations, financial performance and prospects;

     (e) SFG immediately notifies the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

     (f) SFG and its officers use their Best Efforts to cause the Companies to operate profitably and to maximize net income;

     (g) no Company declares, accrues, sets aside or pays any dividend or makes any other distribution in respect of any shares of its capital stock, nor repurchases, redeems or otherwise reacquires any shares of its capital stock or other securities;

     (h) no Company sells or otherwise issues any shares of its capital stock or any other securities;

     (i) no Company amends its certificate of incorporation or bylaws, nor effects or becomes a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (j) no Company forms any subsidiary or acquires any equity interest or other interest in any other Entity;

     (k)  no  Company  makes  any  capital   expenditure,   except  for  capital
expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Companies during the Pre-Closing Period, do not exceed $25,000 in the aggregate;

     (l) no Company enters into or permits any of the assets owned or used by the Companies to become bound by any Contract, except for any Excluded Contract;

     (m) no Company incurs, assumes or otherwise becomes subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

     (n) no Company establishes or adopts any Employee Benefit Plan, nor pays any bonus or makes any profit-sharing or similar payment to, or increases the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

     (o) no Company changes any of its methods of accounting or accounting practices in any respect except as prescribed by the Canadian Institute of Chartered Accountants;

     (p) no Company makes any Tax election;

     (q) no Company commences any Proceeding;

     (r) no Company enters into any transaction or takes any other action of the type referred to in Section 2.5;

     (s) no Company enters into any transaction or takes any other action outside the Ordinary Course of Business;

     (t) no Company enters into any transaction or takes any other action that might cause or constitute a Breach of any representation or warranty made by SFG or any of the Selling Securityholders in this Agreement or in the Closing Certificate; and

     (u) no Company agrees, commits or offers (in writing or otherwise), nor attempts, to take any of the actions described in clauses "(i)" through "(v)" of this Section 6.2.

     6.4 Filings and Consents. SFG or each Selling Securityholder (severally as to itself), as the case may be, shall ensure that:

     (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Companies or such Selling Securityholder in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 2.29 of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

     (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Companies or such Selling Securityholder in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part
2.29 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

     (c) SFG or such Selling Securityholder promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by the Companies or such Selling Securityholder during the Pre-Closing Period; and

     (d) during the Pre-Closing Period, SFG and its Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

     6.5 Notification; Updates to Disclosure Schedule.

     (a) During the Pre-Closing Period, SFG or each Selling Securityholder (severally as to itself), as the case may be, shall promptly notify the Purchaser in writing of:

         (i) the discovery by SFG or such Selling Securityholder of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by SFG or such Selling Securityholder in this Agreement;

         (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by SFG or such Selling Securityholder in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

         (iii) any Breach of any covenant or obligation of SFG or such Selling Securityholder; and

         (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 8 or Section 9 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.5(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then SFG and the Selling Securityholders shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by SFG or any of the Selling Securityholders in this Agreement or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 8 has been satisfied.

     6.6 Payment of Indebtedness by Related Parties. SFG shall cause all indebtedness and other Liabilities of each Related Party to SFG (including any such indebtedness or other Liability identified in Part 2.25 of the Disclosure Schedule) to be discharged and paid in full prior to the Closing.

     67 No Negotiation. SFG shall ensure that, during the Pre-Closing Period, neither SFG nor any of SFG's Representatives directly or indirectly:

     (a) solicits or encourages the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction;

     (b) participates in any discussions or negotiations or enters into any agreement with, or provides any non-public information to, any Person (other than the Purchaser) relating to any Acquisition Proposal; or

     (c) entertains or considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction, or accepts any such inquiry, proposal or offer.

     6.8 Commercially Reasonable Efforts - SFG. During the Pre-Closing Period, SFG shall use all commercially reasonable efforts to cause the conditions set forth in Sections 8.2 and 8.3 that relate to it to be satisfied on a timely basis.

     6.9 Commercially Reasonable Efforts - Securityholder. During the Pre-Closing Period each Selling Securityholder (severally) shall use all commercially reasonable efforts to cause the conditions set forth in Sections
8.2 and 8.3 that relate solely to it to be satisfied on a timely basis.

     6.10 Confidentiality. Each party to this Agreement shall ensure that, during the Pre-Closing Period, neither it nor its Representatives:

     (a) shall not make or permit any disclosure to any Person regarding (a) the existence and terms of this Agreement and the Transactions contemplated hereby or (b) the existence of negotiations between the parties hereto;

     (b) shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent that such party is required by law to make any such disclosure regarding the Transactions; and

     (c) if such party is required by law to make any disclosure regarding the Transactions, it advises the other parties, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

     6.11 Section 256(9) Election. SFG hereby agrees to elect in its return of income under Part I of the Income Tax Act (Canada) filed for its taxation year ended immediately before the acquisition of control by the Purchaser to not have subsection 256(9) of the Income Tax Act (Canada) apply.

     7. PRE-CLOSING COVENANTS OF PURCHASER

     7.1 Commercially Reasonable Efforts. During the Pre-Closing Period, the Purchaser shall use all commercially reasonable efforts to cause the conditions set forth in Article 9 to be satisfied.

     8.CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE

     The Purchaser's obligation to purchase the Securities and the Elliott Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 12.15):

     8.1 Satisfactory Completion of Pre-Acquisition Review. The Purchaser shall have satisfactorily completed its pre-acquisition investigation and review of SFG's and BEA's business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

     8.2 Accuracy of Representations.

     (a) Each of the Specified Representations and the Elliott Representations shall have been accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time and as of the Closing as if made at the Closing, without giving effect to any update to the Disclosure Schedule.

     (b) All of the other representations and warranties made by SFG, the Selling Securityholders and the Elliotts in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate as of the date of this Agreement, and shall be accurate as of the Scheduled Closing Time as if made at the Scheduled Closing Time and as of the Closing, as if made at the Closing, each without giving effect to any update to the Disclosure Schedule.

     8.3 Performance of Obligations.

     (a) SFG, the Common Selling Shareholders and the Option Holders shall have executed and delivered each of the agreements required to be executed and delivered by SFG, the Selling Shareholders or the Option Holders pursuant to this Agreement.

     (b) The Common Selling Shareholders shall have delivered to the Purchaser the certificates representing the Shares as required by Section 1.4(c)(v), and each Selling Shareholder shall have executed and delivered each of the other documents required to be executed and delivered by such Common Selling Shareholder pursuant to Section 1.4(b).

     (c) Each Common Selling Shareholder who own Class C Preferred Shares shall have delivered to SFG a notice of retraction in respect of the Class C Preferred Shares owned by such Common Selling Shareholder and delivered the share certificates representing such shares duly endorsed for transfer;

     (d) Her Majesty the Queen in right of the Province of British Columbia (the "Province") shall have delivered the share certificates representing Class F Preferred Shares owned by the Province duly endorsed for transfer.

     (e) The Option Holders shall have delivered to the Purchaser the Option Termination Agreements as required by Section 1.4(c)(vi), and each Option Holder shall have executed and delivered each of the other documents required to be executed and delivered by such Option Holder pursuant to Section 1.4(c).

     (f) The Elliotts shall have delivered to the Purchaser the certificates representing the Elliott Shares as required by Section 1.4(c)(vii) duly endorsed for transfer.

     (g) All of the other covenants and obligations that SFG and the Selling Securityholders are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed.

     8.4 Consents.

     (a) Each of the Consents identified in Part 2.29 of the Disclosure Schedule shall have been obtained, shall be in full force and effect and shall be absolute or on terms acceptable to Purchaser.

     (b) The Purchaser shall have received (a) acknowledgments from the lessors under the Leases that such leases are in full force and the Companies are not in breach of any of the terms thereof, (b) any such consent to the change in ownership effected by Transaction may be required by the terms of such Leases.

     8.5 No Adverse Change. There shall have been no adverse change in SFG's or BEA's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement.

     8.6 Additional Documents. The Purchaser shall have received such other documents as the Purchaser may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by SFG or any of the Selling Securityholders, (ii) evidencing the compliance by SFG or any of the Selling Securityholders with, or the performance by SFG or any of the Selling Securityholders of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this
Section 8, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

     8.7 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or
(b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     8.8 No Claim Regarding Stock Ownership or Sale Proceeds. No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of any Company or BEA, respectively, or (b) may be entitled to all or any portion of the Purchase Price.

     8.9 No Prohibition. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.

     9.0 CONDITIONS PRECEDENT TO SELLING SECURITYHOLDERS' OBLIGATION TO CLOSE

         The Selling Securityholders' obligation to sell the Securities and to take the other actions required to be taken by the Selling Securityholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Agent, in whole or in part, in accordance with Section 12.15):

     9.1 Accuracy of Representations. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate as of the date of this Agreement and shall be accurate as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     9.2 Purchaser's Performance.

     (a) The Purchaser shall have made the cash payments contemplated by Section 1.4.

     (b) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed.

     9.3 No Injunction. There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Securities by the Selling Securityholders to the Purchaser.

     10. TERMINATION

     10.1  Termination  Events.  This  Agreement may be terminated  prior to the
Closing:

     (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of SFG or any of the Selling Securityholders, or (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in
Section 8 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser comply with or perform its covenants and obligations under this Agreement);

     (b) by the Agent if (i) there is a material Breach of any covenant or obligation of the Purchaser, or (ii) the Agent reasonably determines that the timely satisfaction of any condition set forth in Section 9 has become impossible or impractical (other than as a result of any failure on the part of SFG or any of the Selling Securityholders to comply with or perform any covenant or obligation set forth in this Agreement);

     (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 8 has not been satisfied by the Scheduled Closing Time;

     (d) by the Agent at or after the Scheduled Closing Time if any condition set forth in Section 9 has not been satisfied by the Scheduled Closing Time;

     (e) by the Purchaser if the Closing has not taken place on or before December 31, 1999 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

     (f) by the Agent if the Closing has not taken place on or before December 31, 1999, (other than as a result of the failure on the part of SFG or any of the Selling Securityholders to comply with or perform any covenant or obligation set forth in this Agreement); or

     (g) by the mutual consent of the Purchaser and the Agent.

     10.2 Termination Procedures. If the Purchaser wishes to terminate this Agreement pursuant to Section 10.1(a), Section 10.1(c) or Section 10.1(e), the Purchaser shall deliver to the Agent a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Agent wishes to terminate this Agreement pursuant to Section 10.1(b), Section 10.1(d) or Section 10.1(f), the Agent shall deliver to the Purchaser a written notice stating that the Agent is terminating this Agreement and setting forth a brief description of the basis on which the Agent is terminating this Agreement.

     10.3 Effect of  Termination.  If this  Agreement is terminated  pursuant to
Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

     (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement;

     (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 12; and

     (c) SFG and the Selling Securityholders shall, in all events, remain bound by and continue to be subject to Section 6.10.

     10.4 Nonexclusivity of Termination Rights. The termination rights provided in Section 10.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 10.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).


     11. INDEMNIFICATION, ETC.

     11.1 Survival of Representations and Covenants.

     (a) Subject to Sections 11.1(b), 11.1(c) and 11.1(d), the representations and warranties, covenants and obligations of each party shall survive (without limitation):

         (i) the Closing and the sale of the Securities and the Elliott Shares to the Purchaser;

         (ii) the sale or other disposition of any or all of the Securities and the Elliott Shares by the Purchaser; and

         (iii) any Acquisition Transaction effected or otherwise effected or otherwise involving the Purchaser and SFG or BEA;

     (b)  Subject  to  Section  11.1(c),   all  of  the  said   representations,
warranties, covenants and obligations shall remain in full force and effect and shall survive until the earlier of (the "First Expiry Date"):

         (i) the final day of the 18th month following the date of this Agreement; or

         (ii) the date of the report of the Purchaser's independent auditor on the Purchaser's financial statements for the year ended December 31, 2000.

     (c) Any claims for Damages concerning the Breaches of any Specified Representations or fraud shall remain in full force and effect and shall survive from the Closing Date until the last day of the 36th month following the date of this Agreement (the "Second Expiry Date").

     (d) The representations, warranties, covenants and obligations of SFG, the Selling Securityholders and the Elliotts, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

     11.2 Indemnification by Selling Securityholders.

     (a) Subject to the limitations set out in Section 11.3, the Selling Securityholders will, jointly and severally, hold harmless and indemnify each of the Indemnitees for any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

         (i) any Breach of any representation or warranty made by SFG in this Agreement;

         (ii) any Breach of any covenant or obligation of SFG in this Agreement;

         (iii) any Breach of any representation or warranty made by the Selling Securityholders in this Agreement (excluding the representations and warranties contained in Article 4);

         (iv)  any  Breach  of  any  covenant  or   obligation  of  the  Selling
Securityholders in this Agreement (excluding any covenants or obligations of the Elliotts with respect to BEA);

         (v) any Liability to which any Company or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to:

             (1) any product manufactured or sold, any service performed, by or on behalf of any of the Companies on or at any time on or prior to the Closing Date;

             (2) the presence of any Hazardous Materials at any site owned, leased, occupied or controlled by any of the Companies on or at any time prior to the Closing Date; or

             (3) the generation, manufacture, production, transportation, importation, use, treatment, processing, refinement, processing, handling, storage, discharge, release, disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf any of the Companies or on or at any time on or prior to the Closing Date,

         (vi) any proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clauses "(i)", "(ii)", "(iii)", "(iv)" or "(v)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing its rights under this Section 11).

     (b) Subject to the limitations set out in Section 11.3, each Selling Securityholder will jointly and severally up to the balance of the Second Escrow Amount after all indemnification claims under Section 11.2(a) have been paid and thereafter, other than in the case of VWP and DEI, severally, in proportion to the amount set out opposite each such Selling Securityholder's name in Schedule 11.3, hold harmless and indemnify each of the Indemnitees for any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

         (i) fraud on the part of such Selling Securityholder; or

         (ii) any Breach of any of the Specified Representations by such Selling Securityholder.

     (c) Subject to the limitations set out in Section 11.3, any party that is required to indemnify any other Person pursuant to this Article 11 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate three percentage points above the rate of interest publicly announced by Bank of America from time to time as its prime rate, base or reference rate.

     11.3 Indemnification Limitations.

     Notwithstanding any other provision contained in this Agreement, the indemnity obligations of the Selling Securityholders pursuant to Section 11.2 or otherwise, will be limited in the following respects:

     (a) the Selling Securityholders will only be liable for Damages arising under Section 11.2(a) if a claim for indemnity is made by the Indemnitee on or before the First Expiry Date;

     (b) the Selling Securityholders will only be liable for Damages arising under Section 11.2(b) if a claim for indemnity is made by the Indemnitee on or before the Second Expiry Date;

     (c) the Selling Securityholders shall not be required to make any indemnification payment pursuant to Section 11.2 unless the Damages exceeds $50,000 in the aggregate;

     (d) the Selling Securityholders shall not be required to make any indemnification payment pursuant to Section 11.2(a) in excess of the Second Escrow Amount in accordance with the Escrow Agreement shall be the only and sole source of payment for the indemnification rights of the Indemnitees under
Section 11.2(a);

     (e) VWP and DEI shall not be required to make any indemnification payment pursuant to Section 11.2(a) or 11.2(b) in excess of their respective Pro Rata interest in the Second Escrow Amount as set out in this Section 11.3 in excess of their respective Pro Rata interests and such Pro Rata payment out of the Second Escrow Amount in accordance with the Escrow Agreement shall be the only and sole source of payment for the indemnification rights of the Indemnitees under Section 11.2 in the case of VWP and DEI;

     (f) the aggregate amount of Damages for which a Selling Securityholder may be liable to the Indemnitees under Section 11.2(b) or otherwise will first be satisfied out of the balance of the Second Escrow Amount, if any, after all indemnification claims under Section 11.2(a) have been paid and any Damages in excess of the balance of the Second Escrow Amount, if any, will be limited solely to the amount set opposite the Selling Securityholder's name in Schedule 11.3, provided that neither VWP nor DEI shall be responsible or liable for any such additional amounts; and

     (g) the liability of VWP and DEI for any and all indemnification claims under Section 11.2 or any other claims which may have been made against either of VWP or DEI under this Agreement is limited to their Pro-Rata interests in the Second Escrow Amount as set out in Schedule 11.3.

     (h) For the purposes of determining the liability of the Elliotts in their capacity as Selling Shareholders pursuant to this Article 11, in addition to any Securities owned or held directly by each Elliott as set out in Part 3.3 of the Disclosure Schedule, each Elliott shall be deemed to hold BEA Shares equal to his or her proportionate interest in BEA and shall be deemed to own any Securities sold by Protec Management Ltd. as set out in Part 4 of the Disclosure Schedule pursuant to this Agreement in the same proportion, and his or her liability adjusted upwards accordingly.

     11.4 Indemnification by the Elliotts.

     (a) Notwithstanding anything else to the contrary contained in this Agreement and in this Section 11, the Elliotts shall jointly and severally hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for: (i) any and all Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Party Claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any Breach of any representation or warranty made by the Elliotts in Article 4 of this Agreement, (ii) any Liability relating to the BEA Reorganization; and (iii).any additional costs and expenses incurred by the Purchaser as a result of the acquisition of the Elliott Shares or the BEA Reorganization.

     (b) The Elliotts' liability under Section 11.4 shall not be subject to a minimum claim and shall be unlimited.

     (c) Sections 11.5 through and including 11.6(g) shall apply mutatis mutandis to any claims made against the Elliotts pursuant to this Section 11.4

     11.5 No Contribution. Each Selling Securityholder waives, and acknowledges and agrees that such Selling Securityholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against SFG (either directly, indirectly or vicariously through exercising or asserting any right of contribution or right of indemnity against any of SFG's Representatives in such Representative's capacity as an officer, employee, director, agent or representative of SFG) in connection with any indemnification obligation or any other Liability to which such Selling Securityholder may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions. Notwithstanding the foregoing, subject to the limitations in
Section 11.3, each Selling Securityholder (a "Paying Securityholder") shall have and may exercise or assert, or attempt to exercise or assert, any right of contribution or indemnity against any such Representative who is a Selling Securityholder in his, her or its capacity as a Selling Securityholder (a "Contributing Securityholder"). For greater certainty, if it is determined that a Contributing Securityholder must either indemnify a Paying Securityholder or contribute to any Liability of a Paying Securityholder, the Contributing
Securityholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against SFG in respect of such indemnification or contribution obligation to the Paying Securityholder.

     11.6 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against SFG, against any other Indemnitee or against any other Person) with respect to which any of the Selling Securityholders (an "Indemnifier") may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Article 11 (but subject to the limitations set out in Section 11.3) (a "Third Party Claim"), such Indemnitee shall give the Agent reasonably prompt written notice of such Third Party Claim. The Agent shall have the right to participate in or, by giving notice to that effect to the Indemnitee Party not later than 30 days after receipt of notice of such Third Party Claim and subject to the rights of any insurer, to elect to assume the defence of any Third Party Claim at Indemnifier's own expense and by the Agent's own counsel, and the Indemnitee shall have the right to participate in the defence of any Third Party Claim assisted by counsel of its own choosing. The Indemnitee shall not settle or compromise any Third Party Claim without the prior written consent of the Agent. If the Agent so elects to assume the defense of any such claim or
Proceeding:

     (a) the Agent shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

     (b) the Purchaser shall make available to the Agent any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

     (c)  the  Agent  shall  keep  the   Purchaser   informed  of  all  material
developments and events relating to such claim or Proceeding;

     (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

     (e) the Agent shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser; and

     (f) the Purchaser may at any time assume the defense of such claim or Proceeding.

     If the Agent does not elect to assume the defense of any such claim or Proceeding (or if, after the Agent assumes such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

         (i) the Selling Securityholders shall make available to the Purchaser any documents and materials in the possession or control of any of the Selling Securityholders that may be necessary to the defense of such claim or Proceeding;

         (ii) the Purchaser shall keep the Agent informed of all material developments and events relating to such claim or Proceeding; and

         (iii) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Agent; provided, however, that the Agent shall not unreasonably withhold such consent

     (g) Exercise of Remedies by Indemnitees Other Than Purchaser. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     12. MISCELLANEOUS PROVISIONS

     12.1 Selling Securityholders' Agent.

     (a) Subject to Section 12.16, the Selling Securityholders hereby irrevocably nominate, constitute and appoint Derek Douglas as the agent and, other than in the case of the Funds, true and lawful attorney-in-fact of the Selling Securityholders (the "Agent"), with full power of substitution, to act in the name, place and stead of the Selling Securityholders for purposes of executing any documents and taking any actions that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with any of the Transactional Agreements or any of the Transactions. Derek Douglas hereby accepts his appointment as Agent.

     (b) Subject to Section 12.16, the Selling Securityholders (other than the Funds) hereby grant to the Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Selling Securityholders (in the name of any or all of the Selling Securityholders or otherwise) any and all documents that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate (including the Closing Certificate and any amendment to or waiver of rights under any of the Transactional Agreements). Notwithstanding anything to the contrary contained in any of the Transactional Agreements, but subject to Section 12.16 hereof:

         (i) the Purchaser shall be entitled to deal exclusively with the Agent on all matters relating to the respective Transactional Agreements and the respective Transactions (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any such Selling Securityholders); and

         (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Securityholder by the Agent, and on any other action taken or purported to be taken on behalf of any Selling Securityholder by the Agent, as fully binding upon such Selling Securityholder.

     (c) The Selling Securityholders (other than the Funds) recognize and intend that the power of attorney granted in Section 12.1:

         (i) is coupled with an interest and is irrevocable;

         (ii) may be delegated by the Agent; and

         (ii) shall survive the death and, in accordance with the Power of Attorney Act (British Columbia), the mental infirmity of, each of the Selling Securityholders.

     (d) The Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by her to be genuine and to have been telexed, telegraphed, faxed or cabled by a Selling Securityholder or to have been signed and presented by a Selling Securityholder.

     (e) If the Agent shall die, become disabled or otherwise be unable to fulfill her responsibilities hereunder, the Selling Securityholders shall, within ten days after such death or disability, appoint a successor to the Agent and immediately thereafter notify the Purchaser of the identity of such successor. Any such successor shall succeed the Agent as Agent hereunder. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Selling Securityholders.

     (f) All expenses incurred by the Agent in connection with the performance of her duties as Agent shall be borne and paid by the Selling Securityholders.

     12.2 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

     12.3 Fees and Expenses. Except as expressly provided otherwise in this Agreement, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement.

     12.4 Attorneys' (Legal) Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' (legal) fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). The prevailing party's entitlement to recover such fees and disbursements shall be subject to Section 11.3.

     12.5 Currency; Exchange Rate. Except as expressly provided otherwise in this Agreement, all currency denominations shall be in United States dollars. Except as expressly provided otherwise in this Agreement, any conversion of Canadian dollar amounts to United States dollar amounts for any purposes in connection with this Agreement shall be done using the spot exchange rate quoted in the latest edition of The Wall Street Journal available before the date on which any payment must be made.

     12.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

                  if to SFG:

                                    SFG Technologies, Inc.
                                    ====================
                                    Attention:  Bruce Elliott
                                    Facsimile:

                  if to any of the Selling Securityholders:
                                    ====================
                                    Attention:
                                    Facsimile:

                  if to the Agent:
                                    J. Derek Douglas as Agent of certain Selling
                                    Securityholders
                                    2600 - 1055
                                    West Georgia Street
                                    Vancouver, B.C.
                                    Facsimile:  (604) 669-7605

                  if to the Purchaser:
                                    Cayenta.com, Inc.
                                    c/o The Titan Corporation
                                    3033 Science Park Road
                                    San Diego, CA  92121-1199
                                    Attention: David Parrico and Cheryl Barr
                                    Facsimile: (858) 552-9759

                                    with a copy to
                                    The Titan Corporation
                                    3033 Science Park Road
                                    San Diego, CA  92121-1199
                                    Attention: Nicholas J. Costanza
                                    Facsimile: (858) 552-9759

                  if to the Funds, as set out in Exhibit "F".

     12.7 Publicity. Subject to any disclosure required to be made under any Legal Requirements, without limiting the generality of anything contained in
Section 6.10, on and at all times after the Closing Date:

     (a) no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of any of the Selling Securityholders, and the Selling Securityholders shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential;

     (b) each Selling Securityholder shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Selling Securityholder's possession that relates directly or indirectly to the business of SFG, the Purchaser or any affiliate of the Purchaser; and

     (c) none of the Selling Securityholders shall make any public disclosure or comment about, concerning, referencing or alluding to any other Selling Securityholder (or its Representatives) in connection with its investment or participation in SFG prior to the Closing (other than that such Selling
Securityholder participated in the Transaction) without the prior written consent of that Selling Securityholder.


     (d)

     12.8 WOF & VWP Publicity Notwithstanding Sections 6.10 and 12.7, each of WOF and VWP shall be entitled to make public disclosure of the sale of its shares in SFG, its gain on the disposition of its interest in SFG as contemplated herein, its rate of return on its investment in SFG resulting from the transactions contemplated herein, and provide a general description of the business of SFG in its promotional literature or otherwise, provided that it shall not mention the name of any other party hereto (other than SFG) without such party's prior written consent, unless such information comes into the public domain other than as a result of a breach of Sections 6.10 and 12.7.

     12.9 Time of the Essence. Time is of the essence of this Agreement.

     12.10 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     12.12 Governing Law; Venue.

     (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the Province of British Columbia (without giving effect to principles of conflicts of laws).

     (b) Except where this Agreement specifically provides for arbitration, any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any of the courts of the Province of British Columbia. Each party to this Agreement:

         (i) expressly and irrevocably consents and submits to the jurisdiction of each court located in the Province of British Columbia (and each appellate court located in the Province of British Columbia) in connection with any such legal proceeding;

         (ii) agrees that each court located in the Province of British Columbia shall be deemed to be a convenient forum; and

         (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court in the Province of British Columbia, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

     (c) The Selling Securityholders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

     (d) The Selling Securityholders irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

     12.13 Successors and Assigns. This Agreement shall be binding upon: SFG and its successors and assigns (if any); the Selling Securityholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: SFG; the Selling Securityholders; the Purchaser; the other Indemnitees (subject to Section 12); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 11), in whole or in part, to any other Person as part of or in connection with any merger, consolidation, business combination, share exchange, asset sale, reorganization or similar transaction involving the Purchaser and any of its affiliates without obtaining the consent or approval of any other party hereto or of any other Person.

     12.14 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each Selling Securityholder agrees that:

     (a) in the event of any Breach or threatened Breach by such Selling Securityholder of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

     (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

     12.15 Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12.16 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Agent. Notwithstanding anything else contained in this Agreement, the Agent shall have no right to amend Article 11 of this Agreement.

     12.17 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     12.18 Parties in Interest. Except for the provisions of Section 11 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     12.19 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     12.20 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     12.21 Negotiation of Disputes. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within thirty days of a written request by either party to the other, such dispute shall be referred to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Purchaser and the Agent for resolution. Such persons shall hold a meeting to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within 10 business days after such meeting, the Chief Executive Officer, Chief Financial Officer or General Counsel of the Purchaser and the Agent have not succeeded in negotiating a resolution of the dispute, such dispute may be resolved through arbitration pursuant to Section 12.22.

     12.22 Arbitration.

     (a) Disputes  that have been  unsuccessfully  resolved  pursuant to Section
12.20 may be submitted to final and binding arbitration conducted by 1 arbitrator agreed upon by the Purchaser and the Agent, or if no such arbitrator is agreed upon within 10 days following a party giving notice of its desire to arbitrate a dispute, then by 3 arbitrators, 1 selected by the Purchaser and 1 selected by the Agent, and the 2 arbitrators selected by the Purchaser and the Agent shall select a third arbitrator.

     (a) The arbitrator(s) shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgement of the arbitrator(s), to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including legal fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of the arbitrator or a majority of the 3 arbitrators, as the case may be, as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgement, decree or order awarded by the arbitrator(s).

     (b) Judgement upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. The place of arbitration shall be Vancouver, British Columbia under the British Columbia International Commercial Arbitration Centre in accordance with its Rules.

     (c) Independent Legal Advice. Each of the parties to this Agreement acknowledges and agree that Farris, Vaughan, Wills & Murphy has acted as counsel only to the Companies, that Irwin, White & Jennings has acted as counsel only to Working Opportunity Fund (EVCC) Ltd. ("WOF") and the Agent, that McCarthy Tetrault has acted as counsel only SCC and that Grossman & Stanley has acted as counsel only to the Elliotts, BEA and certain other Selling Securityholders and that Farris, Vaughan, Wills & Murphy, Irwin, White & Jennings, Grossman & Stanley and McCarthy Tetrault are not protecting the rights and interests of any other party to this Agreement or the other Transaction Documents. The other parties to this Agreement acknowledge and agree that SFG, Farris, Vaughan, Wills & Murphy, Irwin, White & Jennings, Grossman & Stanley and McCarthy Tetrault have given them the opportunity to seek, and have recommended that such parties obtain, independent legal advice with respect to the subject matter of this Agreement and, further, each of the other parties hereby represent and warrant to SFG, Farris, Vaughan, Wills & Murphy, Irwin, White & Jennings, Grossman & Stanley and McCarthy Tetrault that such party has sought independent legal advice or waives such advice.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         The parties hereto have caused this Agreement to be executed and delivered as of December __, 1999.




PURCHASER:                                  CAYENTA.COM, INC.,
                                            a Delaware corporation


                                            By: __________________
                                                Name: David Porreca
                                                Title: Chief Executive
                                                                 Officer &
                                                                 President




                                            SFG Technologies Inc.,
                                            a corporation organized and existing
                                            the laws of British Columbia, Canada


                                            By: _________________________
                                                Name:
                                                Title:

                                            By: _________________________
                                                Name:
                                                Title:


AGENT:                                     _______________________________
                                           Derek Douglas

SELLING SECURITYHOLDERS:



By: _________________________
Johne Seinen, as duly appointed attorney
for those owning Class A Common Shares


Discovery Enterprises


By: _________________________
Name:
Title:


Working Opportunity Fund (EVCC) Ltd.
by its manager Growth Works Capital Ltd.


By: _________________________
Name:
Title:



Ventures West III - Canada Limited Partnership, by its
General Partner, Ventures West Management III Ltd.


By: _________________________
Name:
Title:


By: _________________________
Name:
Title:


SCC Canada Inc., acting as agent for and on behalf of Finova (Canada) Capital Corporation and The
Toronto Dominion Bank


By: _________________________
Name:
Title:

Option Holders:

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

                  (a) the sale or other disposition of all or any portion of SFG's business or assets (other than in the Ordinary Course of Business);

                  (b) the issuance, sale or other disposition of (i) any capital stock of SFG, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of SFG, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of SFG; or

                  (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving SFG.

         Agent. "Agent" shall have the meaning specified in Section 12.1 of the Agreement.

         Agreement. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BEA Escrow Agreement. "BEA Escrow Agreement" shall mean the certain BEA Escrow Agreement of even date herewith between the Purchaser, BEA, Protec Management Ltd. and the Escrow Agent.

         Best Efforts. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         Canadian Benefit Plans. "Canadian Benefit Plans" shall have the meaning specified in Section 2.21(a) of this Agreement.

         Canadian Registered Pension Plans. "Canadian Registered Pension Plans" shall have the meaning specified in Section 2.21(d) of this Agreement.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         Closing. "Closing" shall have the meaning specified in Section 1.4(a) of the Agreement.

         Closing Certificate. "Closing Certificate" shall have the meaning specified in Section 1.4(c)(xiv) of the Agreement.

         Closing  Date.  "Closing  Date"  shall have the  meaning  specified  in
         Section 1.4(a) of the Agreement.

         Code.  "Code" shall mean the Internal Revenue Code of 1986.

         Companies.  "Companies" shall mean SFG and the Subsidiaries.

         Company Plan. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

         Comparable Entities. "Comparable Entities" shall mean Entities (other than the Companies) that are engaged in businesses similar to the Companies' business and are of similar size and stage of development as SFG and the Companies considered as a whole.

         Consent.  "Consent"  shall mean any  approval,  consent,  ratification,
         permission,   exemption,   waiver  or   authorization   (including  any
         Governmental Authorization).

         Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         Current Benefit Plan. "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

                  (a) that was established or adopted by any of the Companies or any ERISA Affiliate or is maintained or sponsored by any of the Companies;

                  (b) in which any of the Companies participate;

                  (c) with respect to which any of the Companies or any ERISA Affiliate is or may be required or permitted to make any contribution; or

                  (d) with respect to which any of the Companies or any ERISA Affiliate is or may become subject to any Liability.

         Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         DEI. "DEI" means Discovery Enterprises Inc.

         Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of SFG and the Selling Securityholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         Environmental Laws. "Environmental Laws" shall mean all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal) and in the United States (whether federal, state or local) relating to the protection and preservation of the environment, occupational health and safety, product safety, product liability or Hazardous Material, including without limitation the Canadian Environmental Protection Act, the Waste Management Act (British Columbia), CERCLA, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act, all as amended from time to time.

         Environmental Permits. "Environmental Permits" shall include all orders, permits, certificates, approvals, consents, registrations and licenses issued by any authority of competent jurisdiction under Environmental Laws.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with any of the Companies under Section 414 of the Code.

         Escrow Agent. "Escrow Agent" means the Escrow Agent named in the Escrow Agreement.

         Escrow  Agreement.  "Escrow  Agreement"  shall mean that certain Escrow
         Agreement  of  even  date  herewith   among   Purchaser,   the  Selling
         Securityholders, the Agent and the Escrow Agent.

         Excluded Contract. "Excluded Contract" shall mean any SFG Contract that:

                  (a) SFG has entered into in the Ordinary Course of Business;

                  (b) is identical in all material respects to one of the Standard Form Agreements;

                  (c) has a term of less than 90 days or may be terminated by SFG (without penalty or damages) within 90 days after the delivery of a termination notice by SFG; and

                  (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $10,000.

         Funds. "Funds" shall mean,  collectively,  Discovery  Enterprises Inc.,
         Working Opportunity Fund (EVCC) Ltd., Ventures West III - Canada Limited Partnership and SCC Canada Inc.

         GAAP.  "GAAP"  shall  mean  Canadian  generally   accepted   accounting
         principles, applied on a consistent basis throughout the periods covered.

         Governmental Authorization. "Governmental Authorization" shall mean any:

                  (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                  (b) right under any Contract with any Governmental Body.

         Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

         Governmental Body.  "Governmental Body" shall mean any:

                  (a)  nation,  principality,  state,  commonwealth,   province,
         territory, county, municipality, district or other jurisdiction of any nature;

                  (b) federal, state, provincial, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

                  (d)      multi-national organization or body; or

                  (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest.

         Hazardous Material.  "Hazardous Material" shall include:

                  (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

                  (b) any waste, gas or other substance or material that is explosive or radioactive;

                  (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical", "toxic chemical", "hazardous product", "dangerous goods", "waste", "toxic substance", "deleterious substance" or words of similar import under any Environmental Laws, including without limitation, CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic
         Substances Control Act, the Emergency Planning and Community Right-to-Know Act;

                  (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement and/or Environmental Laws which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         Indemnitees.  "Indemnitees" shall mean the following Persons:

                  (a)      the Purchaser;

                  (b) the Purchaser's  current and future affiliates  (including
         SFG);

                  (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

                  (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

         provided, however, that (i) SFG shall not be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) the Selling Securityholders shall not be deemed to be "Indemnitees."

         Knowledge. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter.

         SFG shall be deemed to have "Knowledge" of a particular fact or other matter if any officer, employee or other Representative of SFG has Knowledge of such fact or other matter.

         Leased Premises.  "Leased Premises" shall have the meaning specified in
         Section 2.11(a) of the Agreement.

         Leases. "Leases" shall have the meaning specified in Section 2.11(a) of the Agreement.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         Order. "Order" shall mean any:

                  (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                  (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         Ordinary Course of Business. An action taken by or on behalf of SFG shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                  (a) such action is recurring in nature, is consistent with SFG's past practices and is taken in the ordinary course of SFG's normal day-to-day operations;

                  (b) such action is taken in accordance with sound and prudent business practices;

                  (c) such action is not required to be authorized by SFG's shareholders, SFG's board of directors or any committee of SFG's board of directors and does not require any other separate or special authorization of any nature; and

                  (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Entities that are engaged in businesses similar to SFG's business.

         Past Benefit Plan. "Past Benefit Plan" shall mean any Employee Benefit Plan (other than a Current Benefit Plan):

                  (a) of which any of the Companies or any ERISA Affiliate has ever been a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or that otherwise has at any time been established, adopted, maintained or sponsored by any of the Companies or by any ERISA Affiliate;

                  (b) in which any of the Companies or any ERISA Affiliate has ever participated;

                  (c) with respect to which any of the Companies or any ERISA Affiliate has ever made, or has ever been required or permitted to make, any contribution; or

                  (d) with respect to which any of the Companies or any ERISA Affiliate has ever been subject to any Liability.

         Person.  "Person"  shall mean any  individual,  Entity or  Governmental
         Body.

         Pre-Closing  Period.   "Pre-Closing   Period"  shall  mean  the  period
         commencing as of the date of the Agreement and ending on the Closing Date.

         Preferred Shareholders. "Preferred Shareholders" shall mean all the registered and beneficial holders of the Class C Preferred Shares and the Class F Preferred Shares of SFG.

         Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         Proprietary Asset. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         Pro Rata. "Pro Rata" means the percentage that the number of Securities a Selling Securityholder owned immediately prior to the Closing of the Transaction is of the total number of Securities at that time.

         Purchase Price.  "Purchase  Price" shall have the meaning  specified in
         Section 1.2 of the Agreement.

         Purchaser.   "Purchaser"   shall  mean   Cayenta,   Inc.,   a  Delaware
         corporation.

         Related Party. Each of the following shall be deemed to be a "Related Party":

                  (a)      each of the Selling Securityholders;

                  (b) each individual who is, or who has at any time been, an officer or director of any Company;

                  (c) each member of the family of each of the individuals referred to in clauses "(a)" and "(b)" above; and

                  (d) any Entity (other than SFG) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         Representatives. "Representatives" shall mean officers, directors, employees, agents and representatives.

         Residual Shares. "Residual Shares" shall means the 400 Class A Common Shares owned by Dave Cavan , the 200 Class A Common Shares owned by Edith Roller, and the 1177.94 Class A Common Shares owned by Investor Co, in trust for Laura Sambamdam.

         Scheduled Closing Time. "Scheduled Closing Time" shall have the meaning specified in Section 1.4(a) of the Agreement.

         Securities. "Securities" shall have the meaning specified in Recital "B" to the Agreement.

         Selling Securityholders. "Selling Securityholders" shall have the meaning specified in the introductory paragraph of the Agreement and, for greater certainty, shall include the Elliotts in their capacity as sellers of the Elliott Shares for the purposes of Sections 6, 8, 9, 10,
         11.1 to 11.6(g) and 12.

         Selling Shareholders. "Selling Shareholders" shall have the meaning specified in the introductory paragraph of the Agreement.

         SFG. "SFG" shall mean SFG Technologies, Inc., a corporation organized and existing under the laws of Canada.

         SFG Contract.  "SFG Contract" shall mean any Contract:

                  (a)      to which any Company is a party;

                  (b) by which any Company or any of its assets is or may become bound or under which any Company has, or may become subject to, any obligation; or

                  (c) under which any Company has or may acquire any right or interest.

         SFG Financial Statements. "SFG Financial Statements" shall have the meaning specified in Section 2.4(a) of the Agreement.

         SFG Returns. "SFG Returns" shall have the meaning specified in Section 2.18(a) of the Agreement.

         Securityholder  Release.   "Securityholder   Release"  shall  mean  the
         Securityholder Release being executed by each of the Selling Securityholders contemporaneously with the execution and delivery of the Agreement.

         Shares. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

         Specified Representations. "Specified Representations" shall mean the representations and warranties set forth in Sections 2.1, 2.3, 2.18, 2.22, 2.28 and 3.

         Standard Form Agreements. "Standard Form Agreements" shall mean the forms of agreements attached as Appendices 2.13(x) and 2.13(y) to the Disclosure Schedule.

         Subsidiaries. "Subsidiaries" shall mean the Entities listed on Part 2.1 of the Disclosure Schedule.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, goods and services tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         Tax Escrow Agreement. "Tax Escrow Agreement" shall mean the certain Tax Escrow Agreement of even date herewith among The Purchaser, the US Sellers, the Agent and The Escrow Agent.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         Transactional Agreements. "Transactional Agreements" shall mean:

                  (a)      the Agreement;

                  (b)      the Securityholder Releases;

                  (c)      the Option Termination Agreements;

                  (d) the Noncompetition Agreements referred to in Section 1.4(c)(viii) of the Agreement;

                  (e)      the Escrow Agreement;

                  (f)      the Tax Escrow Agreement;

                  (g)      the BEA Escrow Agreement; and

                  (h)      the Closing Certificate.

         Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

                  the sale of the Securities by the Selling Securityholders to the Purchaser in accordance with the Agreement; and

                  the performance by SFG, the Selling Securityholders and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by SFG, the Selling Securityholders and the Purchaser of their respective rights under the Transactional Agreements.

         Unaudited  Interim  Balance Sheet.  "Unaudited  Interim  Balance Sheet"
         shall  have  the  meaning  specified  in  Section   2.4(a)(ii)  of  the
         Agreement.

         US Seller. "US Seller" shall mean any of the Selling Securityholders identified in Part 2.33 of the Disclosure Schedule as being a non-resident of Canada within the meaning of the Income Tax Act (Canada).

         Viruses. "Viruses" shall mean any computer code designed to disrupt, disable, harm, or otherwise impede in any manner, the operation of the computer program, or any other associated software, firmware, hardware, or network (including local area or wide-area networks), in a manner not intended by the creator(s) of such software, firmware, hardware, or network.

         VWP.  "VWP" shall mean Ventures West III - Canada Limited Partnership

         Year 2000 Compliant. "Year 2000 Compliant" shall mean, in regard to any product or internal system, that such product or internal system can individually continue to be used normally and to operate successfully (both in functionality and performance) over the transition into the twenty first century when used in accordance with the documentation relating to such product or internal system, including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates that allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways that are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

                            STOCK PURCHASE AGREEMENT


                                     among:


                                CAYENTA.COM, INC.
                             a Delaware corporation;


                             SFG TECHNOLOGIES, INC.
                      a corporation organized and existing
                   under the laws of British Columbia, Canada;


                                       and


                                [SECURITYHOLDERS]

                          Dated as of December __, 1999




                                TABLE OF CONTENTS


1.       SALE AND PURCHASE OF SECURITIES; RELATED TRANSACTIONS....................................................1

         1.1      Sale and Purchase of Securities.................................................................1

         1.2      Purchase Price..................................................................................2

         1.3      Closing Net Working Capital Adjustment..........................................................3

         1.4      Closing.........................................................................................4

         1.5      Tax Matters.....................................................................................5

2.       REPRESENTATIONS AND WARRANTIES OF SFG....................................................................5

         2.1      Due Organization; No Subsidiaries; Etc..........................................................6

         2.2      Certificate of Incorporation and Bylaws; Records................................................7

         2.3      Capitalization, Etc.............................................................................7

         2.4      Financial Statements............................................................................9

         2.5      Absence of Changes.............................................................................10

         2.6      Title to Assets................................................................................12

         2.7      Bank Accounts..................................................................................12

         2.8      Receivables; Major Customers...................................................................13

         2.9      Inventory......................................................................................13

         2.10     Equipment, Etc.................................................................................14

         2.11     Real Property..................................................................................14

         2.12     Proprietary Assets.............................................................................15

         2.13     Contracts......................................................................................17

         2.14     Security Matters...............................................................................21

         2.15     Liabilities; Major Suppliers...................................................................21

         2.16     Compliance With Legal Requirements.............................................................22

         2.17     Governmental Authorizations....................................................................22

         2.18     Tax Matters....................................................................................23

         2.19     Employee and Labor Matters.....................................................................25

         2.20     United States Benefit Plans; ERISA.............................................................27

         2.21     Canadian Benefit Plans.........................................................................29

         2.22     Environmental Matters..........................................................................30

         2.23     Sale of Products; Performance of Services......................................................32

         2.24     Insurance......................................................................................32

         2.25     Related Party Transactions.....................................................................34

         2.26     Certain Payments, Etc..........................................................................34

         2.27     Proceedings; Orders............................................................................35

         2.28     Authority; Binding Nature of Agreements........................................................35

         2.29     Non-Contravention; Consents....................................................................36

         2.30     Year 2000 Compliance...........................................................................37

         2.32     Brokers........................................................................................37

         2.33     Full Disclosure................................................................................37

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLING SECURITYHOLDERS...........................................38

         3.1      Due Authorization; Etc.........................................................................38

         3.2      Due Organization; Etc..........................................................................39

         3.3      Ownership; Title to Securities.................................................................40

         3.4      Brokers........................................................................................40

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................................40

         4.1      Acquisition of Securities......................................................................40

         4.2      Authority; Binding Nature of Agreement.........................................................40

         4.3      Brokers........................................................................................40

         4.4      Non-Contravention; Consents....................................................................41

5.       PRE-CLOSING COVENANTS OF SFG AND SELLING SECURITYHOLDERS................................................41

         5.1      Access and Investigation.......................................................................41

         5.2      Operation of Business..........................................................................41

         5.3      Filings and Consents...........................................................................43

         5.4      Notification; Updates to Disclosure Schedule...................................................44

         5.5      Payment of Indebtedness by Related Parties.....................................................44

         5.6      No Negotiation.................................................................................44

         5.7      Best Efforts...................................................................................45

         5.8      Confidentiality................................................................................45

         5.9      [Section 256(9) Election.......................................................................45

6.       PRE-CLOSING COVENANTS OF PURCHASER......................................................................45

         6.1      Best Efforts...................................................................................45

7.       CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.............................................45

         7.1      Satisfactory Completion of Pre-Acquisition Review..............................................45

         7.2      Accuracy of Representations....................................................................46

         7.3      Performance of Obligations.....................................................................46

         7.4      Approval of the Purchaser's Board of Directors; Consents.......................................46

         7.5      No Adverse Change..............................................................................47

         7.6      Additional Documents...........................................................................47

         7.7      No Proceedings.................................................................................47

         7.8      No Claim Regarding Stock Ownership or Sale Proceeds............................................47

         7.9      No Prohibition.................................................................................47

8.       CONDITIONS PRECEDENT TO SELLING SECURITYHOLDERS' OBLIGATION TO CLOSE....................................48

         8.1      Accuracy of Representations....................................................................48

         8.2      Purchaser's Performance........................................................................48

         8.3      No Injunction..................................................................................48

9.       TERMINATION.............................................................................................48

         9.1      Termination Events.............................................................................48

         9.2      Termination Procedures.........................................................................49

         9.3      Effect of Termination..........................................................................49

         9.4      Nonexclusivity of Termination Rights...........................................................49

10.      INDEMNIFICATION, ETC....................................................................................49

         10.1     Survival of Representations and Covenants......................................................49

         10.2     Indemnification by Selling Securityholders.....................................................50

         10.3     Indemnification Limitations....................................................................51

         10.4     No Contribution................................................................................52

         10.5     Setoff.........................................................................................52

         10.6     Defense of Third Party Claims..................................................................52

         10.7     Exercise of Remedies by Indemnitees Other Than Purchaser.......................................53

11.      MISCELLANEOUS PROVISIONS................................................................................53

         11.1     Joint and Several Liability....................................................................53

         11.2     Selling Securityholders' Agent.................................................................54

         11.3     Further Assurances.............................................................................55

         11.4     Fees and Expenses..............................................................................55

         11.5     Attorneys' (Legal) Fees........................................................................55

         11.6     Currency; Exchange Rate........................................................................55

         11.7     Notices........................................................................................55

         11.8     Publicity......................................................................................56

         11.9     Time of the Essence............................................................................56

         11.10    Headings.......................................................................................56

         11.11    Counterparts...................................................................................57

         11.12    Governing Law; Venue...........................................................................57

         11.13    Successors and Assigns.........................................................................58

         11.14    Remedies Cumulative; Specific Performance......................................................58

         11.15    Waiver.........................................................................................58

         11.16    Amendments.....................................................................................58

         11.17    Severability...................................................................................58

         11.18    Parties in Interest............................................................................59

         11.19    Entire Agreement...............................................................................59

         11.20    Construction...................................................................................59

         11.21    Negotiation of Disputes........................................................................59


EXHIBITS

Exhibit A:........Certain Definitions
Exhibit B:........Form of Option Termination Agreement
Exhibit C:........Form of Noncompetition Agreements
Exhibit D:        Form of opinion letter from Farris, Vaughan, Wills & Murphy
Exhibit E:        Form of Securityholder Release
Exhibit F:        Notice Information for Funds

DISCLOSURE SCHEDULES


         1.2                 Allocation of Purchase Price

         1.4                 Outstanding Long Term-Debt / Class C & F Preferred

         2.1                 Due Organization; Subsidiaries

         2.3                 Capitalization, Etc.

         2.4                 Unaudited Interim Balance Sheet

         2.5                 Absence of Changes

         2.6                 Title to Assets

         2.7                 Bank Accounts

         2.8                 Receivables; Major Customers

         2.9                 Inventory

         2.10                Equipment

         2.11                Real Property

         2.12                Owned & Leased Proprietary Assets

         2.13                Contracts

         2.15                Liabilities; Major Suppliers

         2.16                Compliance with Legal Requirements

         2.17                Governmental Authorizations

         2.18                Tax Matters

         2.19                Employee and Labor Matters

         2.20                United States Benefit Plans; ERISA

         2.21                Canadian Benefit Plans

         2.23                Sale of Products; Performance of Services

         2.24                Insurance

         2.25                Related Party Transactions

         2.27                Proceedings; Orders

         2.29                Non-Contravention; Consents

         2.33                Full Disclosure

         3.2                 Due Organization; Etc.

         3.3                 Title to Shares

         4                   Elliott Representations

         11.3                Indemnification